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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Carleton S. Fiorina Chairman and Chief Executive Officer	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Shareowners:

I am pleased to invite you to attend the annual meeting of shareowners of Hewlett-Packard Company to be held on Wednesday, March 17, 2004 at 2 p.m., local time, at The George R. Brown Convention Center, Houston, Texas.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

2004 ANNUAL MEETING OF SHAREOWNERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREOWNERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
Why am I receiving these materials?	2
What information is contained in this proxy statement?	2
How may I obtain HP's 10-K?	2
What items of business will be voted on at the annual meeting?	2
How does the Board recommend that I vote?	2
What shares can I vote?	2
What is the difference between holding shares as a shareowner of record and as a beneficial owner?	2
How can I attend the annual meeting?	3
How can I vote my shares in person at the annual meeting?	3
How can I vote my shares without attending the annual meeting?	3
Can I change my vote?	4
Who can help answer my questions?	4
Is my vote confidential?	4
How many shares must be present or represented to conduct business at the annual meeting?	4
How are votes counted?	4
What is the voting requirement to approve each of the proposals?	5
Is cumulative voting permitted for the election of directors?	5
What happens if additional matters are presented at the annual meeting?	5
Who will serve as inspector of elections?	6
What should I do if I receive more than one set of voting materials?	6
How may I obtain a separate set of voting materials?	6
Who will bear the cost of soliciting votes for the annual meeting?	6
Where can I find the voting results of the annual meeting?	6
What is the deadline to propose actions for consideration at next year's annual meeting of shareowners or to nominate individuals to serve as directors?	6
How may I communicate with HP's Board or the non-management directors on HP's Board?	7
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	8
Board Independence	8
Board Structure and Committee Composition	8
Consideration of Director Nominees	10
Executive Sessions	12
Communications with the Board	12
Policy regarding Shareowner Rights Plan	12
Policy regarding Future Severance Agreements with Senior Executives	12
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES	13
PROPOSALS TO BE VOTED ON	14
PROPOSAL NO. 1 Election of Directors	14
PROPOSAL NO. 2 Ratification of Independent Auditors	17
PROPOSAL NO. 3 Approval of the Hewlett-Packard Company 2004 Stock Incentive Plan	18
PROPOSAL NO. 4 Shareowner Proposal	24
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
Beneficial Ownership Table	26
Section 16(a) Beneficial Ownership Reporting Compliance	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
EXECUTIVE COMPENSATION	30
Summary Compensation Table	30
Option Grants in Last Fiscal Year	33
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	34
Long-term Incentive Plans—Awards in Last Fiscal Year	35
Equity Compensation Plan Information	37
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	40
Pension Plan	43
Report of the HR and Compensation Committee of the Board of Directors on Executive Compensation	45
Stock Performance Graphs	50
PRINCIPAL AUDITOR FEES AND SERVICES	51
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	52
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1
APPENDIX B: HR AND COMPENSATION COMMITTEE CHARTER	B-1
APPENDIX C: NOMINATING AND GOVERNANCE COMMITTEE CHARTER	C-1
APPENDIX D: HEWLETT-PACKARD COMPANY 2004 STOCK INCENTIVE PLAN	D-1

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Time and Date	2:00 p.m., local time, on Wednesday, March 17, 2004
Place	The George R. Brown Convention Center, Houston, Texas
Items of Business	(1) To elect directors
(2) To ratify the appointment of independent auditors for the fiscal year ending October 31, 2004
(3) To approve the Hewlett-Packard Company 2004 Stock Incentive Plan
(4) To consider and vote upon a shareowner proposal entitled "Stock Option Expensing Proposal"
(5) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP shareowner as of the close of business on January 20, 2004.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP shareowner as of the close of business on January 20, 2004 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareowner of record or hold your shares through the Hewlett-Packard Company 401(k) Plan ("HP 401(k) Plan") or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your ownership will be verified against the list of shareowners of record or plan participants on the record date prior to being admitted to the meeting. If you are not a shareowner of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 20, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy or voting instruction card.
By Order of the Board of Directors,

ANN O. BASKINS Senior Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about
January 22, 2004.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

         Q:    Why am I receiving these materials?

A:    The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation ("HP"), is providing these proxy materials for you in connection with HP's annual meeting of shareowners, which will take place on March 17, 2004. As a shareowner, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:    What information is contained in this proxy statement?

A:    The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:    How may I obtain HP's 10-K?

A:    A copy of our 2003 Form 10-K is enclosed.

  Shareowners may request another free copy of the 2003 Form 10-K from:

  Hewlett-Packard Company
  Attn: Investor Relations
  3000 Hanover Street
  Palo Alto, CA 94304
  (866) GET-HPQ1 (866) 438-4771
  http://www.hp.com/hpinfo/investor/main.htm

  HP will also furnish any exhibit to the 2003 Form 10-K if specifically requested.

Q:    What items of business will be voted on at the annual meeting?

A:    The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of independent auditors for the 2004 fiscal year

  •
  The approval of the Hewlett-Packard Company 2004 Stock Incentive Plan

  •
  A shareowner proposal entitled "Stock Option Expensing Proposal"

  We will also consider other business that properly comes before the annual meeting.

Q:    How does the Board recommend that I vote?

A:    Our Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of independent auditors for the 2004 fiscal year, "FOR" the approval of the Hewlett-Packard Company 2004 Stock Incentive Plan and "AGAINST" the shareowner proposal.

Q:    What shares can I vote?

A:    Each share of HP common stock issued and outstanding as of the close of business on January 20, 2004, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareowner of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's prior employee stock purchase plan and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 3,050,705,095 shares of common stock issued and outstanding.

Q:    What is the difference between holding shares as a shareowner of record and as a beneficial owner?

A:    Most HP shareowners hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareowner of Record

  If your shares are registered directly in your name with HP's transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareowner of record, and these proxy materials are being sent directly to you by HP. As the shareowner of record, you have the right to grant your voting proxy directly to HP or to vote in person at the meeting. HP has enclosed or sent a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

  Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:    How can I attend the annual meeting?

A:    You are entitled to attend the annual meeting only if you were an HP shareowner or joint holder as of the close of business on January 20, 2004 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareowner of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of shareowners of record or plan participants on the record date prior to your being admitted to the annual meeting. If you are not a shareowner of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 20, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

  The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

Q:    How can I vote my shares in person at the annual meeting?

A:    Shares held in your name as the shareowner of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareowner of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee (which is the same as the proxy card for shares held in the HP 401(k) Plan, the Agilent 401(k) Plan and the Share Ownership Plan). For shares held in the HP 401(k) Plan and the Agilent 401(k) Plan, your voting instructions must be received by 11:59 p.m. Eastern time on March 14, 2004 in order for the trustee to vote your shares in accordance with your instructions.

  By Internet—Shareowners of record of HP common stock with Internet access may submit proxies from any location in the world by following the "Vote by Internet" instructions on their proxy cards. Most HP shareowners who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone—Shareowners of record of HP common stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy cards. Most HP shareowners who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

  By Mail—Shareowners of record of HP common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. HP shareowners who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:    Can I change my vote?

A:    You may change your vote at any time prior to the vote at the annual meeting, except that voting instructions for certain plans must be provided by 11:59 p.m. Eastern time on March 14, 2004 as described in the previous answer. If you are the shareowner of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the HP Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:    Who can help answer my questions?

A:    If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, New York 10022
  Shareowners: (877) 750-5838
  International calls: (646) 822-7402
  Banks and brokers (call collect): (212) 750-5833

  If you need additional copies of this proxy statement or voting materials, please contact Innisfree M&A Incorporated ("Innisfree") as described above or send an e-mail to info@innisfreema.com.

Q:    Is my vote confidential?

A.    Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareowners provide written comments on their proxy card, which are then forwarded to HP management.

Q:    How many shares must be present or represented to conduct business at the annual meeting?

A:    The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:    How are votes counted?

A:    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may also elect to cumulate your votes as described below under "Is cumulative voting permitted for the election of directors?"

  For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of HP's nominees to the Board, "FOR" ratification of the independent auditors, "FOR" approval of the Hewlett-Packard Company 2004 Stock Incentive Plan, and "AGAINST" the shareowner proposal and in the discretion of the proxy holders on any other matters that properly come before the meeting). If your voting instructions are not received by 11:59 p.m. Eastern time on March 14, 2004, any shares you hold in the HP 401(k) Plan or Agilent 401(k) Plan will be voted in proportion to the way the other HP 401(k) Plan and Agilent 401(k) Plan participants vote their shares.

Q:    What is the voting requirement to approve each of the proposals?

A:    In the election of directors, the nine persons receiving the highest number of "FOR" votes at the annual meeting will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:    Is cumulative voting permitted for the election of directors?

A:    In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are nine directors to be elected at the annual meeting, you could allocate 900 "FOR" votes (nine times 100) among as few or as many of the nine nominees to be voted on at the annual meeting as you choose.

  If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee. If you sign your proxy card or voting instruction card with no further instructions, Carleton S. Fiorina and Ann O. Baskins, as proxyholders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

  Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:    What happens if additional matters are presented at the annual meeting?

A:    Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Carleton S. Fiorina and Ann O. Baskins, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    Who will serve as inspector of elections?

A:    The inspector of elections will be a representative of IVS Associates, Inc.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareowner of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each HP proxy card and voting instruction card that you receive.

Q:    How may I obtain a separate set of voting materials?

A:    If you share an address with another shareowner, you may receive only one set of proxy materials (including our annual report to shareowners, 2003 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

  Hewlett-Packard Company
  Attn: Investor Relations
  3000 Hanover Street
  Palo Alto, CA 94304
  (866) GET-HPQ1 (866) 438-4771
  http://www.hp.com/hpinfo/investor/main.htm

  Similarly, if you share an address with another shareowner and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:    HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a fee of $15,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareowners.

Q:    Where can I find the voting results of the annual meeting?

A:    We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Q:    What is the deadline to propose actions for consideration at next year's annual meeting of shareowners or to nominate individuals to serve as directors?

A:    You may submit proposals, including director nominations, for consideration at future shareowner meetings.

  Shareowner Proposals: For a shareowner proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of HP at our principal executive offices no later than September 24, 2004. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in HP's proxy statement is instead a reasonable time before HP begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Proposals should be addressed to:

  Corporate Secretary
  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, California 94304
  Fax: (650) 857-4837

  For a shareowner proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the shareowner must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to approve that proposal, provide the information required by the bylaws of HP and give timely notice to the Corporate Secretary of HP in accordance with the bylaws of HP, which, in general, require that the notice be received by the Corporate Secretary of HP:

  •
  Not earlier than the close of business on November 8, 2004, and

  •
  Not later than the close of business on December 8, 2004.

  If the date of the shareowner meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a shareowner proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

  Nomination of Director Candidates: You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary of HP at the address of our principal executive offices set forth above. In addition, the bylaws of HP permit shareowners to nominate directors for election at an annual shareowner meeting. To nominate a director, the shareowner must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to elect such nominee and provide the information required by the bylaws of HP, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its shareowners. In addition, the shareowner must give timely notice to the Corporate Secretary of HP in accordance with the bylaws of HP, which, in general, require that the notice be received by the Corporate Secretary of HP within the time period described above under "Shareowner Proposals."

  Copy of Bylaw Provisions: You may contact the HP Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates. HP's bylaws also are available on HP's website at http://www.hp.com/hpinfo/investor/main.htm.

Q:    How may I communicate with HP's Board or the non-management directors on HP's Board?

A:    You may submit an e-mail to HP's Board at bod@hp.com. All directors have access to this e-mail address. Communications intended for non-management directors should be directed to the Chair of the Nominating and Governance Committee at the e-mail address above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to having sound corporate governance principles. Having such principles is essential to running HP's business efficiently and to maintaining HP's integrity in the marketplace. HP's Corporate Governance Guidelines and Standards of Business Conduct are available at http://www.hp.com/hpinfo/investor/main.htm.

Board Independence

        The Board has determined that each of the current directors standing for re-election, except the Chairman of the Board and Chief Executive Officer, and the new candidate for election as director, Robert L. Ryan, has no material relationship with HP (either directly or as a partner, shareholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards, which reflect exactly New York Stock Exchange ("NYSE") and NASDAQ Stock Market, Inc. ("NASDAQ") director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the members of each of the committees has no material relationship with HP (either directly or as a partner, shareholder or officer of an organization that has a relationship with HP) and is "independent" within the meaning of HP's director independence standards.

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has 11 directors and the following five committees: (1) Audit, (2) Finance and Investment, (3) HR and Compensation, (4) Nominating and Governance, and (5) Technology. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at http://www.hp.com/hpinfo/investor/main.html. During fiscal 2003, the Board held eight meetings. Each director attended at least 75% of all Board and applicable Committee meetings, except that Mr. Litvack was present at approximately 63% of applicable Board and Committee meetings. Directors are encouraged to attend annual meetings of HP shareowners. Two directors attended the last annual meeting of shareowners.

Name of Director	Audit	Finance and Investment	HR and Compensation	Nominating and Governance	Technology
Non-Employee Directors:
Lawrence T. Babbio, Jr.(1)	X	X*			(X)
Philip M. Condit			X*	X
Patricia C. Dunn	X*	X
Sam Ginn			X	X*
Richard A. Hackborn(2)	(X)				X
Dr. George A. Keyworth II	X				X
Robert E. Knowling, Jr.	X	X
Sanford M. Litvack	X	X
Thomas J. Perkins			X		X*
Lucille S. Salhany			X	X
Employee Director
Carleton S. Fiorina
Number of Meetings in Fiscal 2003	26	6	9	6	6

X = Committee member; * = Chair; (X)  = Former Committee member;

(1)
Mr. Babbio's first meeting as a member of the Audit Committee was May 15, 2003, and his last meeting as a member of the Technology Committee was March 20, 2003.

(2)
Mr. Hackborn's last meeting as a member of the Audit Committee was March 20, 2003.

Audit Committee

HP has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of HP's internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, evaluates and determines the compensation of HP's independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on HP's financial statements. The Audit Committee works closely with management as well as HP's independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from HP for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 52. The charter of the Audit Committee is available at http://www.hp.com/hpinfo/investor/main.htp and is also included herein as Appendix A.

Finance and Investment Committee

The Finance and Investment Committee provides oversight of the policy, strategy and results of the investment of all assets held by, and liabilities with respect to (a) HP's U.S. pension and welfare benefit plan trusts in compliance with the Employee Retirement Income Security Act of 1974, as amended, and (b) the international pension plans of HP's subsidiaries and affiliates. It provides review or oversight regarding significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuance and repurchase, capital spending, and risk management identification and coverage. It provides oversight and approval of investments, acquisitions, divestitures, strategic alliances, loans, loan guarantees of third party debt and obligations, and outsourcings. It reviews HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital. It reviews the activities of Investor Relations and coordinates with the HR and Compensation Committee regarding the cost, funding and financial impact of equity and benefits.

The charter of the Finance and Investment Committee is available at http://www.hp.com/hpinfo/investor/main.htp.

HR and Compensation Committee

The HR and Compensation Committee discharges the Board's responsibilities relating to compensation of HP's executives and directors; produces an annual report on executive compensation for inclusion in HP's proxy statement; provides general oversight of HP's compensation structure, including HP's equity compensation plans and benefits programs; reviews and provides guidance on HP's HR programs; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include: evaluating human resources and compensation strategies and overseeing HP's total rewards program; reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending HP's incentive compensation and stock option programs (subject to shareowner approval if required); approving any changes to non-equity based benefit plans involving a material financial commitment by HP; monitoring global workforce management programs; recommending to the Board director compensation; monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

The report of the HR and Compensation Committee is included herein beginning on page 45. The charter of the HR and Compensation Committee is available at http://www.hp.com/hpinfo/investor/main.htp and is also included herein as Appendix B.

Technology Committee

The Technology Committee assesses the health of HP's technology development and the scope and quality of HP's intellectual property. It makes recommendations to the Board as to scope, direction, quality, investment levels and execution of HP's technology strategies. It provides guidance on the execution of technology strategies formulated by HP's internal technology council and on technology as it may pertain to, among other things; market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies.

The charter of the Technology Committee is available at http://www.hp.com/hpinfo/investor/main.htp.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareowner concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the HR and Compensation Committee, evaluating the performance of the Chairman of the Board and CEO and presenting the results of the review to the Board and to the Chairman and CEO; reviewing and recommending proposed changes to HP's charter or bylaws and Board committee charters; assessing periodically and recommending action with respect to shareowner rights plans or other shareowner protections; recommending Board committee assignments; reviewing and approving any employee director standing for election for outside for-profit boards of directors; reviewing governance-related shareowner proposals and recommending Board responses; overseeing the evaluation of the Board and management; conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members; and reviewing material or extraordinary claims for indemnification of employees. The Chair of the Nominating and Governance Committee receives communications directed to non-management directors.

The charter of the Nominating and Governance Committee is available at http://www.hp.com/hpinfo/investor/main.htp and is also included herein as Appendix C.

Consideration of Director Nominees

Shareowner nominees

The policy of the Nominating and Governance Committee is to consider properly submitted shareowner nominations for candidates for membership on the Board as described below under "Identifying and

Evaluating Nominees for Directors." In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." Any shareowner nominations proposed for consideration by the Nominating and Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

  Corporate Secretary
  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, CA 94304

In addition, the bylaws of HP permit shareowners to nominate directors for consideration at an annual shareowner meeting. For a description of the process for nominating directors in accordance with HP's bylaws, see "Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year's annual meeting of shareowners to nominate individuals to serve as directors?" on page 6.

Director Qualifications

HP's Corporate Governance Guidelines contain Board membership criteria that apply to Nominating and Governance Committee-recommended nominees for a position on HP's Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareowner value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareowners.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareowners or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted shareowner nominations for candidates for the Board. Following verification of the shareowner status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a shareowner in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareowner. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

There is one nominee for election to our Board this year who has not previously served as an HP director, Robert L. Ryan. HP paid a fee to a professional search firm to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential nominees, and such firm identified and recommended Mr. Ryan and participated in various meetings of the Nominating and Governance Committee at which the nominee was discussed.

Executive Sessions

Executive sessions of non-management directors are held at least three times a year. The sessions are scheduled and chaired by the Chair of the Nominating and Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to HP's Board at bod@hp.com. All directors have access to this e-mail address. Communications that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Nominating and Governance Committee.

Policy regarding Shareowner Rights Plan

On July 21, 2003, the Board announced that it had adopted a policy that HP would submit any shareowner rights plan (also known as a "poison pill") to a shareowner vote, subject only to the ability of the Board to act on its own to adopt a rights plan if the Board, exercising its fiduciary duties under Delaware law, determines that such a submission would not be in the best interests of shareowners under the circumstances. HP's announcement followed the approval of a shareowner proposal at HP's 2003 annual meeting requesting that HP (1) redeem any poison pill previously issued, if applicable, and (2) not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote. HP does not have a rights plan in place, having terminated its previously-existing rights plan effective January 21, 2003.

Policy regarding Future Severance Agreements with Senior Executives

On July 21, 2003, the Board also announced that it had adopted a policy (the "HP Severance Policy") that HP will seek shareowner approval for future severance agreements, if any, with senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. In implementing the HP Severance Policy, the Board may elect to seek shareowner approval after the material terms of the relevant severance agreement are agreed upon. Senior executives subject to the HP Severance Policy are HP's executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Senior Executives"). HP's announcement followed the approval of a shareowner proposal at HP's 2003 annual meeting requesting that the Board seek shareowner approval for future severance agreements with Senior Executives in an amount exceeding 2.99 times the executive's base salary plus bonus received. For a further description of the HP Severance Policy and related shareowner proposal considered at HP's 2003 annual meeting, see "Employment Contacts, Termination of Employment and Change-in-Control Arrangements—HP Severance Policy for Senior Executives" on page 40.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The following table provides information on HP's compensation and reimbursement practices during fiscal 2003 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during 2003 fiscal year. Ms. Fiorina did not receive any separate compensation for her Board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2003

Annual retainer	$100,000
Minimum percentage of annual retainer to be paid in HP securities(1)	75%(2)
Additional retainer for Chair of any committee	$5,000
Reimbursement for expenses attendant to Board membership	Yes
Range of total compensation earned by directors (for the year)	$100,000 - $105,000

(1)
Each director may elect to receive the securities portion of the annual retainer in a grant of stock or stock options.

(2)
Under special circumstances, less than 75% may be paid in securities.

        Under HP's stock ownership guidelines for directors, all directors are required to accumulate over time shares of HP stock equal in value to at least twice the value of the annual retainer.

        In November 2003, upon the recommendation of the HR and Compensation Committee following its review of market data and other considerations, the Board approved an increase in director compensation. The increase in compensation will be effective upon the election of directors at the HP 2004 annual meeting of shareowners. At that time, the annual retainer will be $200,000, the additional retainer for the Chair of the Audit Committee will be $15,000 and for the Chair of other committees will be $10,000, and directors will receive an additional $2,000 for each Board or committee meeting attended in excess of six per year.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are nine nominees for election to our Board this year. All of the nominees except Robert L. Ryan have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting and until his or her successor is elected. There are no family relationships among our executive officers and directors.

        If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nine persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the nine persons who will be voted upon at the annual meeting. See "Questions and Answers About the Proxy Materials and the Annual Meeting—Is cumulative voting permitted for the election of directors?" on page 5 for further information about how to cumulate your votes. Carleton S. Fiorina and Ann O. Baskins, as proxyholders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a shareowner's votes will not be cast for a nominee as to which such shareowner instructs that such votes be withheld.

        The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxyholders, Carleton S. Fiorina and Ann O. Baskins, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

        The Board has approved an amendment to HP's bylaws, effective upon the election of directors at the annual meeting, to provide that the exact number of directors shall be nine. Votes may not be cast for a greater number of director nominees than nine.

Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Vote Required

        The nine persons receiving the highest number of "for" votes represented by shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Lawrence T. Babbio, Jr. Director since 2002 Age 59	Mr. Babbio has served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation) since 2000. In 1997 he was elected President and Chief Operating Officer—Network Group, and Chairman—Global Wireless Group of Bell Atlantic. Mr. Babbio was a director of Compaq from 1995 until the date of the Compaq acquisition. Mr. Babbio is also a director of ARAMARK Corporation.

Patricia C. Dunn Director since 1998 Age 50
Ms. Dunn was elected Vice Chairman of Barclays Global Investors (BGI) in 2002 and served as its Co-Chairman, Chairman and Chief Executive Officer from October 1995 through June 2002. Ms. Dunn advises on strategy and key business issues for BGI, the world's largest institutional investment manager. She joined the firm's predecessor organization, Wells Fargo Investment Advisors, in 1978.
Carleton S. Fiorina Director since 1999 Age 49
Ms. Fiorina serves as Chairman of the Board and Chief Executive Officer of HP. She became Chairman of the Board in September 2000 after serving as President, Chief Executive Officer and director since July 1999. Prior to joining HP, she spent nearly 20 years at AT&T Corp. and Lucent Technologies, Inc. where she served as Executive Vice President, Computer Operations for Lucent and oversaw the formation and spin-off of Lucent from AT&T. She also served as Lucent's President, Global Service Provider Business and President, Consumer Products.
Richard A. Hackborn Director since 1992 Age 66
Mr. Hackborn served as HP's Chairman of the Board from January 2000 to September 2000. He was HP's Executive Vice President, Computer Products Organization from 1990 until his retirement in 1993 after a 33-year career with HP.
Dr. George A. Keyworth II Director since 1986 Age 64
Dr. Keyworth was Science Advisor to the President and Director of the White House's Office of Science and Technology Policy from 1981 to 1986. He has been Chairman and Senior Fellow with The Progress & Freedom Foundation, a public policy research institute, since 1995. He is a director of General Atomics. Dr. Keyworth holds various honorary degrees and is an honorary professor at Fudan University in Shanghai, People's Republic of China.
Robert E. Knowling, Jr. Director since 2000 Age 48
In January 2003, Mr. Knowling became Chief Executive Officer of the New York City Leadership Academy at the New York City Board of Education. From February 2001 to January 2003, Mr. Knowling served as the Chairman and Chief Executive Officer of Simdesk Technologies Inc., a software development company specializing in ASP-based productivity suites provided through the Internet. From July 1998 through October 2000, he was President and Chief Executive Officer of Covad Communications Company, a national broadband service provider of high speed Internet and network access using DSL technology. He also served as Chairman of Covad from September 1999 to October 2000. In August 2001, Covad filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Mr. Knowling is a director of Ariba, Inc. and Heidrick & Struggles International, Inc. He also serves as a member of the advisory board for both Northwestern University's Kellogg Graduate School of Management and the University of Michigan Graduate School of Business.

Sanford M. Litvack Director since 2002 Age 67
Mr. Litvack has been a partner with Quinn Emanuel Urquhart Oliver & Hedges, LLP, a law firm, since January 2003. From March 2001 to December 2002 he was of counsel with the law firm of Dewey Ballantine LLP. Mr. Litvack served as Vice Chairman of the Board of The Walt Disney Company from 1999 to 2000. From 1994 until his appointment as Vice Chairman, he served as Senior Executive Vice President and Chief of Corporate Operations at Disney. Mr. Litvack was a director of Compaq from 2001 until the date of the Compaq acquisition.
Robert L. Ryan Director Nominee Age 60
Robert L. Ryan has been Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, since 1993. He is currently a director of Abbott Northwestern Hospital, UnitedHealth Group and Brunswick Corporation.
Lucille S. Salhany Director since 2002 Age 57
Ms. Salhany has been the President and CEO of JHMedia, a consulting company, since March 2002. Ms. Salhany has consulted for such clients as Macy's, NASA and Chris Craft Industries. From 1999 to March 2002, she was President and CEO of LifeFX Networks, Inc. In May 2002, LifeFX Networks Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. From 1997 to 1999, Ms. Salhany started and was President and CEO of JHMedia. Ms. Salhany was a director of Compaq from 1997 until the Compaq acquisition. She is also a director of Boston Restaurant Associates. She is a trustee of The Hillside School and Emerson College.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has appointed Ernst & Young LLP as independent auditors to audit HP's consolidated financial statements for the fiscal year ending October 31, 2004. During fiscal 2003, Ernst & Young served as HP's independent auditors and also provided certain tax and other audit related services. See "Principal Auditor Fees and Services" on page 51. Representatives of Ernst & Young are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent auditors for the 2004 fiscal year. If the appointment is not ratified, the Board will consider whether it should select other independent auditors.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent auditors for fiscal 2004 requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

APPROVAL OF THE HEWLETT-PACKARD COMPANY
2004 STOCK INCENTIVE PLAN

        On January 15, 2004, the HR and Compensation Committee of the Board approved the Hewlett-Packard Company 2004 Stock Incentive Plan (the "Stock Plan") under which 180,000,000 shares of common stock will be reserved for issuance (approximately 6% of the outstanding shares as of December 31, 2003). The Stock Plan will not become effective until it is approved by HP's shareowners. In accordance with applicable stock exchange listing standards, the Board is asking HP shareowners to approve the Stock Plan so that HP may use the shares of the Stock Plan to assist HP in achieving its goals of increasing profitability and shareowner value, while also receiving a federal income tax deduction for certain compensation paid under the Stock Plan under Section 162(m) of the Internal Revenue Code, as amended, (the "Code") and for qualifying such shares for special tax treatment under section 422 of the Code.

        The Stock Plan has a number of special terms and limitations, including:

  •
  the exercise price of an option may not be reduced without shareowner approval (other than in connection with a change in HP's capitalization);

  •
  shares subject to awards that are canceled, forfeited or expired will not be available for re-grant in the Stock Plan;

  •
  only 5 million shares of the 180 million shares subject to the Stock Plan may be granted as options with an exercise price of no less than 75% of the fair market value of the common stock on the grant date;

  •
  only 100 million shares of the 180 million shares subject to the Stock Plan may be granted pursuant to stock awards;

  •
  no employee may be granted, in any calendar year, awards covering more than 1,500,000 shares, except that, in connection with his or her initial employment with HP, an employee may be granted awards covering up to an additional 1,500,000 shares;

  •
  non-employee directors may not participate in the Stock Plan; and

  •
  shareowner approval is required for certain types of amendments to the Stock Plan.

        Our Board recommends a vote FOR the approval of the Hewlett-Packard Company 2004 Stock Incentive Plan.

Vote Required

        Approval of the Stock Plan requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

SUMMARY OF THE STOCK PLAN

        GENERAL.    The purpose of the Stock Plan is to encourage ownership in HP by key personnel whose long-term employment is considered essential to HP's continued progress and thereby align participants' and shareowners' interests. Stock options and stock awards, including stock units and cash awards, may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

        ADMINISTRATION.    The Stock Plan may be administered by the Board, a Committee appointed by the Board or its delegate (as applicable, the "Administrator").

        ELIGIBILITY.    Awards may be granted under the Stock Plan to employees of HP and its affiliates. Incentive stock options may be granted only to employees of HP or its subsidiaries. There are approximately 142,000 employees eligible to receive awards under the Stock Plan. The Administrator, in its discretion, selects the employees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

        SECTION 162(m) LIMITATIONS.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to HP's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Stock Plan provides that no employee may be granted more than 1,500,000 shares in any calendar year, except that an employee may be granted awards covering up to an additional 1,500,000 shares in connection with his or her initial employment with HP. The maximum amount payable pursuant to that portion of a cash award granted under the Stock Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed U.S. $15,000,000. Shareowner approval of this proposal will constitute shareowner approval of these limitations for Section 162(m) purposes.

        OTHER LIMITATIONS:    No more than 180,000,000 shares may be issued under the Stock Plan pursuant to incentive stock options. No more than 100,000,000 shares may be granted under the Stock Plan as stock awards. No more than 5,000,000 shares may be granted under the Stock Plan as discounted non-statutory stock options.

        TERMS AND CONDITIONS OF OPTIONS.    Each option is evidenced by a stock option agreement between HP and the optionee and is subject to the following additional terms and conditions.

        Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The exercise price of a non-statutory stock option may not be less than 75% of the fair market value of the common stock on the date such option is granted, although certain replacement options with lower exercise prices may be granted to service providers of entities acquired by HP. The fair market value of the common stock is determined as the average of the highest and lowest quoted sales prices for the common stock on the date the option is granted (or if no sales were reported that day, the last preceding day a sale occurred). As of December 31, 2003, the average of the highest and lowest quoted sales prices of common stock was $22.89 per share. No option may be repriced to reduce the exercise price of such option without shareowner approval (except in connection with a change in HP's capitalization).

        Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable and in its discretion may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of HP (with some restrictions), broker assisted same-day sales, any other form of consideration permitted by applicable law, or any combination thereof.

        Term of Option.    The term of an option may be no more than ten years from the date of grant or 10 1/2 years in certain jurisdictions outside of the United States. No option may be exercised after the expiration of its term.

        Termination of Employment.    If an optionee's employment terminates for any reason (other than as described below), then all options held by the optionee under the Stock Plan generally will terminate immediately upon the optionee's termination.

        Death, Disability or Retirement Due to Age.    Generally, if an optionee's employment terminates as a result of the optionee's death, then all unvested options will immediately vest and all options may be exercised for one year following the optionee's death. Generally, if an optionee's employment terminates as a result of the optionee's disability or retirement due to age, then all unvested options will immediately vest and the optionee may exercise the option within three years of the date of such disability or retirement for a non-statutory stock option, and within three months of the date of such disability or retirement for an incentive stock option, provided that no option may be exercised after the expiration of its term.

        Voluntary Severance Incentive Program.    Generally, if an optionee ceases to be an employee as a result of participation in voluntary severance incentive program of HP or a subsidiary, all unvested options will immediately vest and all outstanding options will be exercisable for three months following the optionee's termination.

        Divestitures or Workforce Restructuring.    If an employee ceases to be a participant because of a divestiture by HP or termination as part of a workforce restructuring program, as determined by the Administrator, the Administrator will have the sole discretion to accelerate the vesting of outstanding options and determine the time period for exercise.

        Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan, as may be determined by the Administrator.

        TERMS AND CONDITIONS OF STOCK AWARDS.    Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator.

        Termination of Employment.    In the case of stock awards, including stock units, unless the Administrator determines otherwise, the restricted stock or restricted stock unit agreement will provide that the unvested stock or stock units will be forfeited upon the awardee's termination of employment for any reason (except death, disability, retirement, or participation in a voluntary severance incentive program). Upon disability or retirement due to age, the forfeiture provisions of the restricted stock and restricted stock units may continue to lapse under certain circumstances. Upon the death of an awardee, or if an awardee's employment is terminated due to a voluntary severance incentive program of HP or a subsidiary, then the forfeiture provisions lapse as to a prorated amount based on the awardee's length of service since the grant of the restricted stock or restricted stock units. If an employee is terminated due to a divestiture or a workforce restructuring, the Administrator will have the discretion to accelerate the vesting of the stock award.

        Vesting.    The vesting of a stock award may be subject to performance criteria, continued service of the awardee, or both.

        CASH AWARDS.    Each cash award agreement will contain provisions regarding (1) the target and maximum amount payable to the awardee as a cash award, (2) the performance criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable.

        NONTRANSFERABILITY.    Unless otherwise determined by the Administrator, awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee. The Administrator will have the sole discretion to permit the transfer of an award.

        QUALIFYING PERFORMANCE CRITERIA.    Qualifying Performance Criteria means any one of more of the performance criteria listed below, either individually, alternatively or in combination, applied to either HP as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The performance criteria may be (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average shareowners' equity, (7) total shareowner return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in shareowner value relative to the moving average of the S&P 500 Index or HP's peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Committee.

        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS.    Subject to any required action by HP's shareowners, (1) the number and kind of shares covered by each outstanding award, (2) the price per share subject to each outstanding award and (3) the share limitations set forth in Section 3 of the Stock Plan, will be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of HP's stock, or any other increase or decrease in the number of issued shares of HP's stock effected without receipt of consideration by HP.

        In the event of a liquidation or dissolution, any unexercised options or stock awards will terminate. The Administrator, in its discretion, may provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, and be fully vested in any stock awards until the date ten days prior to the consummation of the liquidation or dissolution.

        In the event of a change of control of HP, as defined in the Stock Plan and determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards for a cash payment to the awardee.

        AMENDMENT AND TERMINATION OF THE PLAN.    The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, HP will obtain shareowner approval for any amendment to the Stock Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing, unless approved by HP shareowners, no such amendment shall be made that would: (1) materially increase the maximum number of shares for which awards may be granted under the Stock Plan, other than an increase pursuant to a change in HP's capitalization, (2) reduce the minimum exercise price for options granted under the Stock Plan, (3) reduce the exercise price of outstanding options, or (4) change the class of persons eligible to receive awards under the Stock Plan. No such action by the Board or shareowners may alter or impair any award previously granted under the Stock Plan without the written consent of the awardee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareowners.

        NEW PLAN BENEFITS.    Because benefits under the Stock Plan will depend on the Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Stock Plan is approved by the shareowners.

FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

        Non-Statutory Stock Options.    An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of HP is subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Stock Awards.    Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to HP. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

        The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

        Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

        The foregoing is only a summary of the effect of U.S. federal income taxation upon awardees and HP with respect to the grant and exercise of awards under the Stock Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

ACCOUNTING TREATMENT

        Option grants or stock issuances made to employees under the Stock Plan that have fixed exercise or issue prices that are equal to or greater than the fair market value per share on the grant or issue date and that have a fixed number of shares as associated with the award will not result in any direct charge to HP's reported earnings. However, the fair value of those awards is required to be disclosed in the notes to HP's financial statements, and HP also must disclose, in the notes to its financial statements, the pro forma impact those awards would have upon HP's reported earnings and earnings per share were the fair value of those awards at the time of grant treated as a compensation expense over the life of the award.

        Option grants or stock issuances made to employees under the Stock Plan that have fixed exercise or issue prices that are less than the fair market value per share on the grant or issue date and that have a fixed number of shares associated with the award will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against HP's earnings over the period that the options or issued shares are to vest.

        The Financial Accounting Standards Board has initiated a project to consider the appropriate accounting treatment for employee stock options. Accordingly, the foregoing summary of the applicable accounting treatment for options may change substantially.

INCORPORATION BY REFERENCE

        The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix D.

PROPOSAL NO. 4

SHAREOWNER PROPOSAL

        Occasionally, we receive suggestions from our shareowners. Some are received as formal shareowner proposals. All are given careful attention and consideration by HP.

        HP has received a shareowner proposal from the Massachusetts Laborers' Pension Fund ("MLPF"), 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts, 01803-0900. MLPF has requested that HP include the following proposal and supporting statement in its proxy statement for the 2004 annual meeting of shareowners, and if properly presented this proposal will be voted on at the annual meeting. MLPF beneficially owns 87,100 shares of HP common stock. The shareowner proposal is quoted verbatim in italics below.

        Management of HP disagrees with the adoption of the resolution proposed below and asks shareowners to read through management's response, which follows the shareowner proposal.

  Our Board recommends a vote AGAINST Proposal No. 4.

Vote Required

        Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Proponent's Proposal:

STOCK OPTION EXPENSING PROPOSAL

        RESOLVED:    That the stockholders of Hewlett Packard Company hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

SUPPORTING STATEMENT:

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

        There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

        For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

        Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free...

        When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Bear Stearns recently reported that more than 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, "More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options."

        This Fund, along with other Building Trades' union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 26 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl's. We urge your support for this important reform.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

        A substantially similar shareowner proposal on option expensing was considered at last year's annual meeting and rejected by shareowners. We continue to believe that it would not be in HP shareowners' best interest to change our accounting treatment of stock options at this time, although we will continue to evaluate this approach in light of ongoing developments and industry actions.

        Under current accounting rules, a company may choose whether to include the grant of stock options on its income statement as an expense, or to disclose in the notes to its financial statements the impact that expensing equity-based compensation would have had on reported earnings. In keeping with the practice followed by many corporations, HP does not expense stock options and discloses the impact of expensing in the notes to its annual financial statements. HP believes that this accounting treatment adequately informs shareowners of the financial impact of stock options and makes it easier to compare HP's financial performance with that of other companies. Moreover, expensing of stock options raises a number of difficult issues, including how to value them accurately. Although a number of companies have decided to expense stock options, the majority of corporations, including HP and many of HP's peer companies, continue to provide information relating to the impact of the expensing of equity-based compensation in the notes to their financial statements. Therefore, it would be more difficult for HP shareowners to compare HP's financial performance with many of its competitors if HP were to expense options at this time.

        In addition to reducing the comparability of HP's financial statements, expensing options would not provide shareowners with additional useful information. HP already discloses in the notes to its consolidated financial statements pro forma net earnings and earnings per share as if HP had expensed equity-based compensation. Such disclosure adequately informs shareowners of the financial impact of equity-based compensation such as stock option grants on HP's financial performance.

        The expensing of stock options also raises several difficult issues that have not yet been resolved. Stock options are difficult to value accurately, and valuation involves opinions and assumptions that vary from company to company. Moreover, there are transition issues raised by a change in accounting treatment to expense stock options. The companies that have decided to expense options have not adopted consistent valuation methods or transition approaches. This lack of a reliable, standard method of valuing stock options and questions about transitioning to expensing also will increase the difficulty of comparing financial results.

        For the reasons described above, we recommend a vote AGAINST this proposal.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2003, concerning:

  •
  The David and Lucile Packard Foundation (the "Packard Foundation"), a beneficial owner of more than 5% of HP's common stock;

  •
  beneficial ownership by current HP directors and nominees and the named executive officers set forth in the Summary Compensation table on page 30 and

  •
  beneficial ownership by all current HP directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the Securities and Exchange Commission and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 29, 2004 (60 days after December 31, 2003) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership(1)	Percent of Class(2)
The Packard Foundation 300 Second Street Los Altos, CA 94022	163,679,656	Direct	5.4%
Directors, Nominees and Named Executive Officers:
Lawrence T. Babbio, Jr.	20,705 198,808	Direct Vested Options

	219,513		*
Philip M. Condit	10,125 48,205	Direct Vested Options

	58,330		*
Patricia C. Dunn	46,243 30,000	Direct Vested Options

	76,243		*
Carleton S. Fiorina	352,289 3,670,691	Direct Vested Options

	4,022,980		*
Sam Ginn	26,012 41,092	Direct Vested Options

	67,104		*

Richard A. Hackborn	26,006 30,000	Direct Vested Options

	56,006		*
Dr. George A. Keyworth II	8,080 70,870	Direct Vested Options

	78,950		*
Robert E. Knowling, Jr.	11,888 37,707	Direct Vested Options

	49,595		*
Sanford M. Litvack	5,060 34,491	Direct Vested Options

	39,604		*
Thomas J. Perkins	560,623 89,173	Indirect(3) Vested Options

	649,796		*
Robert L. Ryan	0
Lucille S. Salhany	9,487 204,319	Direct Vested Options

	213,806		*
Vyomesh I. Joshi	19,247 660,570	Direct Vested Options

	679,817		*
Robert P. Wayman	303,170 1,120 1,479,988	Direct Indirect(4) Vested Options

	1,784,278		*
Michael J. Winkler	71,833 1,461,860	Direct Vested Options

	1,533,693		*
Duane E. Zitzner	79,558 1,633,062	Direct Vested Options

	1,712,620		*
All Current Directors and Executive Officers as a Group (27 persons)	17,289,145	(5)(6)	..5%

*
Represents holdings of less than one percent.

(1)
Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, "Vested Options" are options that may be exercised as of February 29, 2004 (60 days after December 31, 2003).

(2)
None of HP's named executive officers or directors listed in the table beneficially owns more than 1% of HP's outstanding shares.

(3)
Includes shares held by Mr. Perkins as co-trustee of two trusts and a retirement plan.

(4)
Includes 1,120 shares held by Mr. Wayman as custodian for his son.

(5)
Includes an aggregate of 15,378,034 shares that the current directors and executive officers have the right to acquire as of February 29, 2004.

(6)
Includes an aggregate of 15,948,289 shares held by current directors and executive officers in fiduciary or beneficial capacities. Also includes 1,184 shares HP common stock that one officer will receive when he surrenders his Compaq stock certificate for 1,872 shares of Compaq common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of HP common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2003, its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements, with the exceptions noted herein. One late Form 4 report was filed by each of Ann O. Baskins, Peter Blackmore, Susan D. Bowick, Jeffrey J. Clarke, Debra L. Dunn, Carleton S. Fiorina, Jon E. Flaxman, Allison Johnson, Vyomesh I. Joshi, Richard H. Lampman, Ann M. Livermore, Harry W. (Webb) McKinney, Robert P. Napier, Stephen J. Pavlovich, Shane V. Robison, Robert P. Wayman, Michael J. Winkler and Duane E. Zitzner on May 15, 2003 to report stock options and restricted stock granted on April 16, 2003. One late Form 4 report was filed by Catherine A. Lesjak on September 30, 2003 to report a stock option granted on September 18, 2003. One late Form 4 report was filed by each of Ann O. Baskins and Ann M. Livermore on December 17, 2003 to report a stock award granted on November 1, 2002 pursuant to the HP Service Anniversary Stock Plan. A Form 5 and an amended Form 5 were filed by Carleton S. Fiorina on December 15, 2003 and December 18, 2003, respectively, to report dividend equivalent rights paid in additional shares on October 9, 2002, January 8, 2003, April 9, 2003, July 9, 2003 and October 8, 2003. In making this statement, HP has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to HP and the written representations of its directors, executive officers and 10% shareowners.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        HP repurchases shares of its common stock in the open market and in private transactions under a systematic program to manage the dilution created by shares issued under employee stock plans and a separate incremental plan. As part of this repurchase program, between November 25, 2002 and December 31, 2003, HP repurchased a total of 18,900,000 shares of HP common stock from the Packard Foundation, a beneficial owner of more than 5% of HP's common stock, for an aggregate purchase price of $384,169,078. These purchases were made in accordance with a Memorandum of Understanding, dated September 9, 2002, between HP and the Packard Foundation providing that HP may purchase from the Packard Foundation shares of HP common stock each New York Stock Exchange trading day during the "Sale Period" (defined below) for a purchase price equal to the adjusted, volume-weighted average price for composite New York Stock Exchange transactions on that trading day. The "Sale Period" begins on and includes the second New York Stock Exchange trading day after HP's public announcement of quarterly earnings information and ends on and includes the 14th calendar day of the last month of HP's quarterly financial reporting period. HP may repurchase additional shares of HP common stock from the Packard Foundation in the future under the Memorandum of Understanding. In addition, either HP or the Packard Foundation may suspend or terminate sales under the Memorandum of Understanding at any time.

        Sanford M. Litvack, a director of HP since May 3, 2002 and a current nominee for director, was of counsel with the law firm of Dewey Ballantine LLP from March 2001 to December 2002. HP retained Dewey Ballantine LLP during fiscal 2003.

EXECUTIVE COMPENSATION

        The following table discloses compensation received by HP's Chief Executive Officer during fiscal 2003 and HP's four other most highly paid executive officers (together with the CEO, the "named executive officers") during fiscal 2003 as well as their compensation received from HP for each of the fiscal years ending October 31, 2002 and October 31, 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-term Compensation
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options/ SARs(#)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)
Carleton S. Fiorina Chairman and Chief Executive Officer	2003 2002 2001	$1,241,667 1,000,000 1,000,000	$2,101,600 2,930,602 0	$83,210 57,693 74,811	700,000 850,000 1,000,000	N/A N/A N/A	$91,983 131,754 173,262
Robert P. Wayman Executive Vice President and Chief Financial Officer	2003 2002 2001	988,542 925,000 925,000	728,993 875,490 0	* * *	300,000 400,000 350,000	$ N/A N/A (682,520)	2,439,414 2,435,553 6,885
Duane E. Zitzner Executive Vice President, Personal Systems Group	2003 2002 2001	780,208 725,000 725,000	715,611 789,584 0	* * *	300,000 400,000 350,000	N/A N/A (303,349)	2,185,579 2,181,371 6,085
Vyomesh I. Joshi Executive Vice President Imaging and Printing Group	2003 2002 2001	712,500 600,000 550,000	513,090 687,655 0	* * *	500,000 400,000 270,000	N/A N/A N/A	2,055,642 2,054,485 7,350
Michael J. Winkler Executive Vice President Chief Marketing Officer	2003 2002 2001	643,615 312,500 N/A	484,985 354,047 N/A	* * N/A	250,000 0 N/A	N/A N/A N/A	2,855,030 2,346,705 N/A

*
Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)
The amounts shown in this column reflect payments under HP's Executive Pay-for-Results Plan (the "Executive PfR Plan," which term includes its predecessors, as applicable). All HP officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, and selected other employees were eligible to participate in the Executive PfR Plan. During the fiscal years shown (other than Mr. Winkler in fiscal 2001), all of the named executive officers participated in the Executive PfR Plan.

  The Executive PfR Plan permits the HR and Compensation Committee to designate a portion of the annual cash compensation planned for certain employees, including executive officers, as variable pay. Under the Executive PfR Plan, the percentage of the targeted variable amount to be paid is dependent upon the degree to which performance metrics defined on a semi-annual basis are met. In December 2002 and May and July 2003, the HR and Compensation Committee established the performance metrics for the first and second halves of fiscal 2003, respectively. These metrics varied for each participant, but at least a portion of each named executive officer's pay was dependent on revenue, net profit, operational excellence, total customer experience and employee-related metrics.

  For fiscal 2003, the HR and Compensation Committee determined that the following variable compensation for the named executive officers had been earned:

	November 1, 2002- April 30, 2003	May 1, 2003- October 31, 2003
Carleton S. Fiorina	$2,101,600	$0
Robert P. Wayman	728,993	0
Duane E. Zitzner	715,611	0
Vyomesh I. Joshi	513,090	0
Michael J. Winkler	484,985	0
(2)
For Ms. Fiorina, in fiscal 2003 this column includes $38,165 for incremental cost of company-required personal use of corporate aircraft, $26,205 in tax reimbursements and certain other perquisites; in fiscal 2002 this column includes $14,950 for tax services, $29,717 in tax reimbursements and certain other perquisites; and in fiscal 2001 this column includes $40,739 for incremental cost of company-required personal use of corporate aircraft, $19,122 in tax reimbursements and certain other perquisites. The other named executive officers did not have perquisites and personal benefits in excess of reporting thresholds, but did receive tax reimbursements in the following amounts during fiscal 2003, 2002, and 2001 respectively: Mr. Wayman, $2,848, $1,635 and $4,612; Mr. Zitzner, $3,084, $1,635 and $5,143; Mr. Joshi, $3,563, $3,061 and $0; and Mr. Winkler, $3,999 in 2003.

(3)
In November 2001, the HR and Compensation Committee reviewed the results for the three-year performance period ended October 31, 2001 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal 1999 had not been met. Therefore, Mr. Wayman and Mr. Zitzner forfeited 100% of the performance-based restricted stock granted to them in fiscal 1999. The value of the forfeiture is reflected in the Summary Compensation table as a negative LTIP payout in fiscal 2001 based upon the value of HP stock as of the date of the grant in fiscal 1999 adjusted for the Agilent Technologies spinoff and the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

(4)
Amounts shown in this column include payments under HP's retention program adopted in connection with the Compaq acquisition. The program provided incentives to a group of employees, including the named executive officers employed by HP at the time the program was adopted, who were considered critical to the completion of the Compaq acquisition, to the integration of the companies, or to ongoing business operations. Under the program, Mr. Wayman, Mr. Zitzner and Mr. Joshi were entitled to receive a total of three times their respective current salary plus target bonus, the first installment of which was paid on September 4, 2002 in the following amounts: Mr. Wayman, $2,428,125, Mr. Zitzner, $2,175,000; and Mr. Joshi, $2,050,000. The other half of this bonus was paid on September 4, 2003 in the same amounts. In addition, Mr. Winkler received retention payments of $2,843,750 on May 15, 2003 and $2,343,750 on May 17, 2002, in connection with a retention program instituted by Compaq. Ms. Fiorina would have been entitled to receive retention bonuses under this program totaling two times the sum of her then current salary and target annual bonus; however, she declined to accept the right to participate in this program. For further description of the retention programs, see "Employment Contracts, Termination of Employees and Change in Control Arrangements" on page 40.

  For the named executive officers, this column also includes the following payments by HP:

Name	401(k)	Term-Life Insurance Payment
Carleton S. Fiorina
2003	$7,000	$1,394
2002	6,286	85
2001	6,000	85
Robert P. Wayman
2003	8,000	3,289
2002	7,333	85
2001	6,800	85
Duane E. Zitzner
2003	7,998	2,581
2002	6,286	85
2001	6,000	85
Vyomesh I. Joshi
2003	4,800	842
2002	4,400	85
2001	6,800	85
Michael J. Winkler
2003	8,000	3,280
2002	0	2,955
2001	N/A	N/A

  For Ms. Fiorina, this column also includes HP-sponsored mortgage assistance, in accordance with HP's standard mortgage assistance program that is generally available to employees who relocate, in the following amounts during fiscal 2003, 2002 and 2001: $83,589; $125,383 and $167,177.

  For Mr. Joshi, this column also includes a service award of 10 shares of common stock valued at $465 awarded to him in 2001 for his 20-year anniversary. This award was made pursuant to the Service Anniversary Stock Plan, which provides for grants of 10 shares of common stock to eligible employees upon completion of 10, 20, 30, 40 or 50 years of service.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in fiscal 2003 by HP to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal 2003.

Name	Number of Securities Underlying Options Granted(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
Carleton S. Fiorina	700,000	1.0%	$15.75	April 2011	$3,292,691
Robert P. Wayman	300,000	0.4%	15.75	April 2011	1,411,153
Duane E. Zitzner	300,000	0.4%	15.75	April 2011	1,411,153
Vyomesh I. Joshi	500,000	0.7%	15.75	April 2011	2,351,922
Michael J. Winkler	250,000	0.4%	15.75	April 2011	1,175,961

(1)
All options granted in fiscal 2003 are exercisable 25% after the first anniversary of the grant date, 50% after the second anniversary, 75% after the third anniversary, and 100% after the fourth anniversary.

(2)
All of the unvested portion of these options vests in connection with certain terminations of employment. In the event of a qualifying termination within two years following the May 3, 2002 Compaq acquisition date, options held by Mr. Wayman, Mr. Zitzner, Mr. Joshi and Mr.Winkler vest. Ms. Fiorina declined to accept the right to participate in this retention program. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" on page 40.

(3)
In fiscal 2003, HP granted options to employees to purchase approximately 71,426,000 shares.

(4)
HP used a modified Black-Scholes model of option valuation to determine grant date present value. HP does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on a six-year option term, which reflects HP's expectation that its options, on average, will be exercised within six years of grant based on the reduction in the option term from ten to eight years. Other assumptions used for the valuations are: risk free rate of return of 3.23%; annual dividend yield of 1.8%; and volatility of 35%. The resulting values are reduced by 7.75% to reflect HP's experience with forfeitures.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises with respect to HP common stock in fiscal 2003 by each of the named executive officers and the values of each of such officer's unexercised options at October 31, 2003. There were no stock appreciation rights for the named executive officers exercised or outstanding.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
	Shares Acquired on Exercise	Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Carleton S. Fiorina	0	$0	3,208,191	2,157,661	$119,000	$4,952,500
Robert P. Wayman	252,756	2,512,142	1,241,294	858,390	748,641	2,137,500
Duane E. Zitzner	0	0	1,373,889	1,024,769	189,299	2,137,500
Vyomesh I. Joshi	0	0	461,074	992,196	59,452	3,450,500
Michael J. Winkler	0	0	1,443,412	369,914	1,694,382	2,460,262

(1)
The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

(2)
All of the unvested portion of these options vests in connection with certain terminations of employment. In the event of a qualifying termination within two years following the May 3, 2002 Compaq acquisition date, options held by Mr. Wayman, Mr. Zitzner, Mr. Joshi and Mr. Winkler vest. Ms. Fiorina declined to accept the right to participate in this retention program. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" on page 40.

(3)
The value of unexercised options is based upon the difference between the exercise price and the closing market price on October 31, 2003, which was $22.24.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        In May 2003, the HR and Compensation Committee approved a Long-Term Performance Cash ("LTPC") Program and granted awards under that program to selected senior managers, including the named executive officers. The LTPC Program is designed to drive value creation and operational efficiency through balance sheet and total shareowner return ("TSR") performance measures, to retain top-performing and critical employees, and to reward senior managers for exceptional performance. The LTPC Program is also designed to reduce HP's use of option grants for senior executives and, therefore, its dilution levels. The total long-term incentive amount for each program participant is split between options and long-term performance cash.

        The targeted LTPC cash award amount for each participant was divided roughly into thirds corresponding to the 3-year period of the LTPC Program (33% in the first and second years, 34% in the third). Annual milestones are set based on the performance metric of cash flow from operations as a percentage of revenue. At the end of each program year, if HP achieves a threshold level of performance, a percentage will be applied to each participant's targeted cash amount and banked on the participant's behalf. The percentage to be applied to each participant's targeted cash amount ranges from 0% to 150% based upon the extent to which performance goals are achieved. Interest will be applied to banked amounts. If HP does not achieve a certain threshold level of performance for the year, the percentage applied will be zero and each participant's targeted cash amount for that program year will be forfeited.

        At the end of the three-year performance period, the total banked amounts, if any, will be adjusted by applying a modifier based on HP's TSR (which includes reinvestment of dividends) relative to the TSR for the S&P 500 for the three-year period. The modifier to be applied to each participant's total banked amount ranges from 0% to 200%. If HP does not achieve a certain threshold TSR relative to the TSR for the S&P 500, then the modifier will be zero, no payout will occur and all banked amounts will be forfeited. The ultimate payout under this program is dependent on HP's TSR relative to the TSR of the S&P 500 over the 3-year performance period, and therefore, payouts, if any, generally will occur at the end of the 3-year performance period.

        If cash flow from operations as a percentage of revenue is below the threshold, no amounts will be banked for the period. Similarly, if TSR thresholds are not achieved for the three-year performance period, no payouts will be made and any banked amounts will be forfeited. To achieve a modifier above 100%, HP's TSR must exceed the median of the TSR for the S&P 500 over the period, and, to achieve the maximum payout, HP's TSR must significantly exceed the median for S&P 500 companies.

        Generally, if a participant is no longer employed by HP due to being placed in a workforce reduction program, disability, retirement or death, then targeted cash amounts are prorated. In the event of other terminations, any banked amounts will be forfeited.

        Because the amount of an executive's LTPC Program bonus is dependent upon the satisfaction of annual cash flow and three-year TSR objectives, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. The following table describes the hypothetical amounts that would be payable to named executive officers assuming that threshold, target and maximum levels of both cash flow and TSR performance metrics are met.

Long-Term Incentive Plans—Awards in Last Fiscal Year

		Hypothetical Estimated Future Payouts Under Non-Stock Price-Based Plans (Cash)
	Performance or Other Period Until Maturation or Payout
Name		Below Threshold Value	Threshold Value	Target Value	Hypothetical Maximum Value
Carleton S. Fiorina	3 years	$0	$1,470,000	$5,880,000	$17,640,000
Robert P. Wayman	3 years	0	630,000	2,520,000	7,560,000
Duane E. Zitzner	3 years	0	630,000	2,520,000	7,560,000
Vyomesh I. Joshi	3 years	0	1,050,000	4,200,000	12,600,000
Michael J. Winkler	3 years	0	525,000	2,100,000	6,300,000

        Awards under the LTPC Program were made pursuant to the Hewlett-Packard Company 2000 Stock Plan, which was approved by HP shareowners.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2003. Information is included for equity compensation plans approved by HP shareowners and equity compensation plans not approved by HP shareowners. In the case of equity compensation plans not approved by HP shareowners, many of the plans (including the Compaq plans) were approved by shareowners of companies acquired by HP, as described in footnote (6) below. The table does not include the additional shares that may be issuable pursuant to the proposed 2004 Stock Incentive Plan that is the subject of proposal 3 of this proxy statement.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP shareowners	299,910,921	(3)	$29.5654	127,596,688	(4)(5)
Equity compensation plans not approved by HP shareowners	196,586,870	(6)(7)(8)	32.8668	42,966,614	(9)

Totals:	496,497,791		30.8725	170,563,302

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) of this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan, the Hewlett-Packard Company Employee Stock Purchase Plan and the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan.

(3)
Includes options to purchase shares outstanding under the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1995 Incentive Stock Plan, the Hewlett-Packard Company 1990 Incentive Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan and the 1987 Hewlett-Packard Company Director Option Plan.

(4)
Includes shares available for future issuance under the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard 1995 Incentive Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan, the Share Ownership Plan, the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan, the Hewlett-Packard Company Employee Stock Purchase Plan and the Service Anniversary Award Plan; excludes securities reflected in column (a). This column also does not include shares underlying the assumed options referred to in footnote (1) of this table.

  As of October 31, 2003, 51,712,020 shares were available under the Share Ownership Plan, 5,000,000 shares were available under the Hewlett-Packard Company 1998 Subsidiary Employee Stock Purchase Plan, 2,725,611 shares were available under the Hewlett-Packard Company Employee Stock Purchase Plan and 1,608,190 shares were available under the Service Anniversary Award Plan. The balance is available for option grants under our other shareowner-approved equity compensation plans.

(5)
In addition to options, the Hewlett-Packard Company 2000 Stock Plan provides for the award of cash and stock. It provides for a maximum of 20,000,000 shares for stock awards. 19,347,252 shares remain available for stock awards under the Hewlett-Packard Company 2000 Stock Plan. The Hewlett-Packard Company 1995 Incentive Stock Plan also provides for the award of cash and stock. There is no limit on the number of shares that can be allocated as awards other than options.

(6)
As of October 31, 2003, individual options to purchase a total of 5,065,670 shares had been assumed in connection with acquisition transactions by HP, at a weighted average exercise price of $15.3588. These options were issued under the plans listed below, which have not been approved by HP shareowners: the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan, the Compaq Computer Corporation 1985 Nonqualified Stock Option Plan, the Compaq Computer Corporation 1985 Stock Option Plan, the Compaq Computer Corporation 1987 Nonqualified Stock Option Plan for Non-employee Directors, the Compaq Computer Corporation 1998 Former Non-Employee Replacement Option Plan (Digital), the VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the 1992 Amended and Restated VeriFone Directors Stock Option Plan, the 1995 Convex Stock Option Conversion Plan, the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V. and the Indigo N.V. 1996 International Flexible Stock Incentive Plan. These options are not reflected in the table above. In connection with the Compaq acquisition, HP also acquired stock options to purchase 189,750 shares of HP common stock at a price of $35.97 and 189,750 shares of HP common stock at a price of $37.46 granted to former Compaq directors in April 1999. These options were not issued under any of the plans listed above and are not reflected in the table above. While the Compaq plans listed above have not been approved by HP shareowners, they were approved by Compaq shareowners when the plans were initially implemented. Prior to the applicable acquisition by HP, shareowners of the acquired companies also approved the following plans: the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V., the Indigo N.V. 1996 International Flexible Stock Incentive Plan, the 1992 Amended and Restated VeriFone Directors Stock Option Plan, and the VeriFone Inc. Amended and Restated 1987 Supplemental Stock Option Plan.

  HP has assumed and intends to continue issuing awards in accordance with applicable stock exchange listing standards under the following plans, which have not been approved by HP shareowners, but were approved by Compaq shareowners: the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. Exercisable options issued under these plans are reflected in this column.

  This figure also includes the individual option grants to Applied Communications and Stone Yamashita described below under "Individual Arrangements."

(7)
The table does not include 88,171 shares of HP common stock that may be distributed to participants under the Compaq Computer Corporation Deferred Compensation Plan. Except for the reinvestment of dividends, the HP stock fund investment option offered under this plan has been frozen and participants are no longer allowed to invest in additional shares of HP common stock under this plan. Because participants elected to forego income in exchange for share deferrals under this plan, no exercise price is payable upon issuance of shares under this plan. Therefore, these shares are not included in calculating the weighted-average exercise price set forth in column (b).

(8)
Includes stock appreciation rights with respect to 1,604,854 shares of HP common stock assumed in connection with the Compaq acquisition.

(9)
Includes 42,966,614 shares available for option grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. These plans were assumed in connection with the Compaq acquisition and have not been approved by HP shareowners.

Material Features of Plans Not Approved by Shareowners

        HP assumed the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and

the Compaq Computer Corporation 2001 Stock Option Plan in the Compaq acquisition. These plans will be administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended these plans so that from July 18, 2002 only non-qualified stock options can be granted under these plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under these plans have grant prices equal to the fair market value of the stock on the grant date. These plans allow the HR and Compensation Committee to specify the specific conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq shareowners approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. In the event of a participant's "qualifying termination" (generally, a termination which qualified the participant for a severance payment) within one year of the Compaq acquisition date, any unvested and outstanding awards will become fully vested, and any outstanding awards may be exercised for up to three years following the participant's termination of employment (not to exceed the original term of the award). These plans will expire when there are no shares available for future grants. A total of 1,877,729, 5,523,211, 20,075,534 and 15,480,140 shares remain available for grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and under the Compaq Computer Corporation 2001 Stock Option Plan, respectively.

Individual Arrangements

        On July 31, 2000, HP issued Applied Communications Group ("Applied") an option to purchase 16,800 shares of HP common stock (as adjusted to reflect HP's subsequent two-for-one stock split) at a split-adjusted exercise price of $54.4375, which vested in equal quarterly installments from July 31, 2000 through April 30, 2002. The option shares expire 24 months from the date of vesting, unless sooner terminated or cancelled in accordance with the term of the agreements between HP and Applied. Accordingly, as of October 31, 2003, 4,200 option shares remain outstanding.

        On March 7, 1999, HP issued Stone Yamashita an option to purchase 80,000 shares of HP common stock (as adjusted to reflect HP's subsequent two-for-one stock split) at a split-adjusted exercise price of $34.5150, all of which are fully vested and expire on March 7, 2009 unless sooner terminated or cancelled in accordance with the terms of the agreements between HP and Stone Yamashita.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Retention Programs in Connection with Compaq Acquisition

        The HR and Compensation Committee adopted a retention program that included the payment of retention bonuses to specified employees of HP contingent upon the Compaq acquisition. Ms. Fiorina would have been entitled to receive retention bonuses under this program totaling two times the sum of her current salary and target annual bonus (a total of $8.0 million), but she declined to accept the right to participate in this program. Mr. Wayman, Mr. Zitzner and Mr. Joshi each received three times current salary plus target bonus under this program, payable in two equal installments. The first installment was paid on September 4, 2002 and the second installment was paid on September 4, 2003.

        As a part of its retention program, HP also agreed to provide the executive officers who received retention bonuses certain payments and benefits in the event of a "qualifying termination" on or before May 3, 2004. A qualifying termination is defined as any termination by HP other than for cause, resignation of the executive for good cause (including a reduction in the executive's total salary plus target bonus, a reduction of the executive's base salary or a material reduction in the kind or level of the executive's employee benefits) or termination of the executive due to disability. In the event of a qualifying termination on or before May 3, 2004, the executive will become entitled to the following payments and benefits, the cash portion of which will be offset by the retention payments described above:

  •
  cash payment equal to 1.5 times the executive's then-current base salary plus target bonus;

  •
  the executive's stock options will become fully exercisable and will remain exercisable until the earlier of:

  -
  the third anniversary of the executive's termination date, and

  -
  the expiration of the term of the stock option;

  •
  any unvested restricted stock granted to the executive under HP's stock plans will vest and a portion of other restricted stock held by the executive will vest; and

  •
  continuation of certain health benefits.

        Separately, prior to Compaq's acquisition by HP, the Human Resources Committee of the Compaq Board of Directors developed a retention program to provide incentives to encourage selected employees to remain with Compaq through the completion of the acquisition by HP and for a reasonable transition period after the acquisition. Mr. Winkler, as a participant in the program, received retention payments totaling three times the sum of his base salary and target annual bonus (both as in effect upon completion of the acquisition), which were paid in two equal installments upon completion of the acquisition and one year after the acquisition date.

HP Severance Policy for Senior Executives

        At HP's 2003 annual meeting of shareowners, shareowners cast a majority of votes in favor of a shareowner proposal by the Service Employees International Union AFL-CIO, CLC urging the Board to seek shareowner approval for future severance agreements with senior executives in an amount exceeding 2.99 times the executive's base salary plus bonus received. The proposal defined "future severance agreements" to include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance provisions, and the supporting statement for the proposal provided that HP would have the option, in implementing the proposal, of seeking shareowner approval after the material terms of such agreements were agreed upon. In response to the proposal, the Board determined that it would be appropriate to adopt a policy that generally is consistent with the intent of the proposal, but that further defines certain terms for purposes of the policy.

        Under the HP Severance Policy, which was adopted by the Board in July 2003, HP will seek shareowner approval for future severance agreements, if any, with senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. In implementing the HP Severance Policy, the Board may elect to seek shareowner approval after the material terms of the relevant severance agreement are agreed upon. Senior executives subject to the HP Severance Policy are HP's executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Senior Executives").

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to salary and bonus and extraordinary benefits that are not available to groups of employees other than the Senior Executives upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Senior Executives, are not counted against the limit. In particular, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code; (c) the value of any service period credited to a Senior Executive in excess of the period of service actually provided by such Senior Executive for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Senior Executives ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (a) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (b) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (c) acceleration of the vesting of stock options, stock appreciation rights, restricted stock or long-term cash incentives that is consistent with Company Practices; (d) payments or benefits required to be provided by law; and (e) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        Future severance agreements for purposes of the HP Severance Policy include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board and agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Senior Executives.

HP Severance Program for Senior Executives

        In October 2003, the HR and Compensation Committee adopted a severance program for Senior Executives (or persons who were Senior Executives of HP within 90 days of termination of HP employment) that provides a lump-sum severance payment upon a qualifying termination that is a multiple of annual base salary and target cash bonus, as in effect prior to employment termination. The multiple used is 2.5 times for the position of Chief Executive Officer, two times for Executive Vice Presidents, 1.5 times for Senior Vice Presidents, and one times for Vice Presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements and prorated cash bonuses under the applicable short-term bonus plan.

        A participant will be deemed to have incurred a qualifying termination for purposes of this program if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims, in a form satisfactory to HP, promptly following termination. For purposes of the program, cause means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        This severance program is consistent with the Board's HP Severance Policy as the payments provided for under the program do not exceed 2.99 times the sum of the Senior Executive's base salary plus bonus as in effect immediately prior to separation from employment.

PENSION PLAN

        The following table shows the estimated annual benefits payable upon retirement to HP employees in the United States under the Hewlett-Packard Company Retirement Plan (the "Retirement Plan") and the Hewlett-Packard Company Excess Benefit Retirement Plan (the "Excess Benefit Plan").

Estimated Annual Retirement Benefits(1)(2)

Highest Five-Year Average Compensation	Years of Service
	5	10	15	20	25	30
$400,000	$28,685	$57,369	$86,054	$114,738	$143,423	$172,107
500,000	36,185	72,369	108,554	144,738	180,923	217,107
600,000	43,685	87,369	131,054	174,738	218,423	262,107
700,000	51,185	102,369	153,554	204,738	255,923	307,107
800,000	58,685	117,369	176,054	234,738	293,423	352,107
900,000	66,185	132,369	198,554	264,738	330,923	397,107
1,000,000	73,685	147,369	221,054	294,738	368,423	442,107
1,100,000	81,185	162,369	243,554	324,738	405,923	487,107
1,200,000	88,685	177,369	266,054	354,738	443,423	532,107
1,300,000	96,185	192,369	288,554	384,738	480,923	577,107
1,400,000	103,685	207,369	311,054	414,738	518,423	622,107
1,500,000	111,185	222,369	333,554	444,738	555,923	667,107
1,600,000	118,685	237,369	356,054	474,738	593,423	712,107
1,700,000	126,185	252,369	378,554	504,738	630,923	757,107
1,800,000	133,685	267,369	401,054	534,738	668,423	802,107
1,900,000	141,185	282,369	423,554	564,738	705,923	847,107
2,000,000	148,685	297,369	446,054	594,738	743,423	892,107
2,100,000	156,185	312,369	468,554	624,738	780,923	937,107
2,200,000	163,685	327,369	491,054	654,738	818,423	982,107
2,300,000	171,185	342,369	513,554	684,738	855,923	1,027,107
2,400,000	178,685	357,369	536,054	714,738	893,423	1,072,107
2,500,000	186,185	372,369	558,554	744,738	930,923	1,117,107
2,600,000	193,685	387,369	581,054	774,738	968,423	1,162,107
2,700,000	201,185	402,369	603,554	804,738	1,005,923	1,207,107
2,800,000	208,685	417,369	626,054	834,738	1,043,423	1,252,107
2,900,000	216,185	432,369	648,554	864,738	1,080,923	1,297,107
3,000,000	223,685	447,369	671,054	894,738	1,118,423	1,342,107
3,100,000	231,185	462,369	693,554	924,738	1,155,923	1,387,107
3,200,000	238,685	477,369	716,054	954,738	1,193,423	1,432,107
3,300,000	246,185	492,369	738,554	984,738	1,230,923	1,477,107
3,400,000	253,685	507,369	761,054	1,014,738	1,268,423	1,522,107
3,500,000	261,185	522,369	783,554	1,044,738	1,305,923	1,567,107
3,600,000	268,685	537,369	806,054	1,074,738	1,343,423	1,612,107
3,700,000	276,185	552,369	828,554	1,104,738	1,380,923	1,657,107
3,800,000	283,685	567,369	851,054	1,134,738	1,418,423	1,702,107
3,900,000	291,185	582,369	873,554	1,164,738	1,455,923	1,747,107
4,000,000	298,685	597,369	896,054	1,194,738	1,493,423	1,792,107

(1)
Amounts exceeding $160,000 for the plan year from November 1, 2003 to October 31, 2004 and $165,000 for the plan year from November 1, 2004 to October 31, 2005 (as adjusted from time to time by the Internal Revenue Service) would be paid pursuant to the Excess Benefit Plan.

(2)
No more than $200,000 for the plan year from November 1, 2003 to October 31, 2004 and $205,000 for the plan year from November 1, 2004 to October 31, 2005 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

        The covered compensation under the plans described above for each of the named executive officers is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation table and amounts paid pursuant to the Executive PfR Plan as shown in the "Bonus" column of the Summary Compensation table.

        For participants employed by HP prior to 1993, benefits for years prior to 1993 are calculated under the Retirement Plan and under the Hewlett-Packard Company Deferred Profit-Sharing Plan ("DPSP"). If benefits under the DPSP exceed benefits from the Retirement Plan for years prior to 1993, the participant will be credited with the higher amount, which will offset the benefits under the Retirement Plans for such years.

        Named executive officers named in the Summary Compensation table have been credited with the following years of service: Ms. Fiorina, four years; Mr. Wayman, 34 years; Mr. Zitzner, 14 years; Mr. Joshi, 23 years; and Mr. Winkler, one year.

        Retirement benefits shown are payable at age 65 in the form of a single life annuity, a joint annuity, or a lump sum to the employee, and reflect the maximum offset allowance currently in effect under Section 401(l) of the Code to compute the offset for such benefits under the plans. For purposes of calculating the benefit, an employee may not be credited with more than 30 years of service.

REPORT OF THE HR AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

                 HP's executive compensation program is administered by the HR and Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed entirely of non-employee directors who are independent, as determined by the Board, within the meaning of applicable stock exchange listing standards.

        The Committee is responsible for compensation of HP's executive officers, recommending director compensation and providing strategic direction for HP's Total Rewards compensation and benefits structure, as well as HP's HR programs. The specific duties and responsibilities of the Committee are described above under "Board Structure and Committee Composition—HR and Compensation Committee" and in the charter of the HR and Compensation Committee, which is included as Appendix B hereto and is also available on HP's website at http://www.hp.com/hpinfo/investor/main.htm.

        The Committee met nine times during fiscal 2003. The Committee's regularly scheduled meetings typically last several hours, and all Committee members are actively engaged in the review of matters presented. The Committee has direct access to independent compensation consultants and other experts for survey data and other information as it deems appropriate, and utilized independent consultants from time to time during the year.

        The Committee has furnished the following report on executive compensation for fiscal 2003.

Executive Compensation Philosophy

        A few simple principles are the foundation of our Total Rewards compensation and benefits program. Because employees are the key to our success, we believe in providing market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce—which helps us maintain a critical advantage in our competitive marketplace. In addition, our philosophy is that employees should have the opportunity for ownership and share in the value they help create. We also believe that rewards should be proportional to each employee's contribution to our success.

        Our Total Rewards philosophy emphasizes each individual's responsibility for high achievement and provides a strong link between pay and performance on both an individual and company level.

Executive Compensation Practices

        Each year, we survey the executive compensation practices of our technology and general industry peer groups, as well as our "blended peer" group, which combines our technology and general industry peers. Our practice is to target our Total Rewards program for executive compensation at approximately the median percentile of equivalent programs of our blended peer group.

Components of Executive Compensation

Base Pay

        Base pay is baseline cash compensation and is determined by the competitive market and individual performance. In general, base pay for each executive officer is established each year based on (1) a compensation range which corresponds to the executive's job responsibilities, and (2) the executive officer's overall individual job performance.

Short-term Bonus/Variable Pay

        Our short-term bonus/variable pay programs focus on matching reward with results through financial, operational, customer and employee metrics, as described below. We have three principal variable pay plans (excluding sales incentive plans):

  •
  Executive Pay-for-Results Plan (which in fiscal 2003 applied to the named executive officers and other executives)

  •
  Pay-for-Results Short-term Bonus Plan (for high-level, non-sales managers and individual contributors)

  •
  Company Performance Bonus (which applies to all eligible employees except those participating in another variable pay plan)

        The philosophy of our variable pay programs is simple: a basic reward for reaching minimum expectations, and an upside for reaching our aspirational goals—performance designed to set the standard and lead the market. To balance reward with risk, if HP does not meet its minimum goals in a given six-month period, there could be no bonus payout under the plans.

Executive Pay-for-Results

        During fiscal 2003, our executive officers, including the named executive officers, participated in the Executive Pay-for-Results Plan. This is a variable pay plan that links HP's performance directly to compensation and encourages employees to make significant contributions toward top-line revenue and bottom-line net profit. The plan also ensures that there is a clear and consistent framework in which achievement is measured. The performance metrics for the Executive Pay-for-Results Plan participants during fiscal 2003 were HP revenue, HP net profit, total customer experience, operational excellence and employee-related metrics. Some participants' metrics also included business organization goals.

We are setting our metrics based on three levels of performance:

    •  threshold (a level of performance that meets the expectations of our customers and our shareowners)
    •  target (a higher level of performance than threshold performance)
    •  aspirational (performance that sets the standard and leads the market)

        Under the Executive Pay-for-Results Plan in fiscal 2003, a portion of the executive's targeted cash compensation was placed "at risk" dependent upon HP and business organization results. The targeted short-term bonus amount for the named executive officers ranged from 100% to 400% of base salary. Depending upon the achievement of pre-determined performance metrics, we award executives between 0% and 300% of the targeted short-term bonus under the plan. This plan pays out semi-annually when, and if, performance targets are achieved.

Long-term Incentive Programs

        HP's long-term incentive programs are designed to encourage creation of long-term value for our shareowners, employee retention and equity ownership. The programs consist of stock option grants, a long-term performance cash program ("LTPC Program"), an employee stock purchase program and restricted stock awards. For fiscal 2003, our executive officers received a mix of 50% options and 50% long-term cash. HP reduced its use of stock options in the general employee population and implemented the LTPC Program during fiscal 2003 in order to address dilution levels.

        Fiscal 2003 stock option grants to executive officers and other employees were made under HP's 2000 Stock Plan. Each grant allows the executive officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period and continued employment with HP. These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have an eight-year term. Individual and business unit performance determine the size of grant amounts.

        The LTPC Program, which was approved by the Committee in May 2003, is designed to drive value creation and operational results through its use of balance sheet and total shareowner return ("TSR") performance measures. Each participant in the LTPC Program receives a targeted long-term incentive amount. Annual milestones relating to HP's cash flow from operations as a percentage of revenue must be met to receive a banked amount under the LTPC Program. At the end of a three-year performance period, a modifier will be applied to banked amounts as described above based on TSR relative to the TSR for the S&P 500 for the period. Payouts will occur only when threshold levels of performance are achieved for both cash flow as a percentage of revenue and TSR. For a further description of the LTPC Program, see "Long-term Incentive Plans—Awards in Last Fiscal Year."

        Employee ownership of HP shares also is encouraged through the Hewlett-Packard Company Share Ownership Plan, HP's employee stock purchase plan.

        From time to time, we also engage in restricted stock grants to reward performance and encourage retention. In December 2003, we authorized the grant of restricted stock (or deferred cash in certain jurisdictions outside of the United States) to executive officers and other key employees who participate in the Executive Pay-for-Results Plan and the Pay-for-Results Short-term Bonus Plan. The restricted stock granted to executive officers vests in one year, subject to continued employment.

Stock Ownership Guidelines

        Our stock ownership guidelines are designed to increase executives' equity stakes in HP and to more closely align executives' interests with those of our shareowners. The guidelines provide that the Chairman and CEO should attain an investment position in HP's stock equal to five times her targeted cash compensation and all other executive officers should attain an investment position equal to three times their targeted cash compensation.

Benefits

        The global benefits philosophy is that health and welfare benefits should provide employees protection from catastrophic events and should be competitive in local markets. Employees generally are responsible for managing benefit choices, balancing their own level of risk and return.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

        Section 162(m) of the U.S. Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although HP considers the impact of this rule when developing and implementing HP's executive compensation programs, HP believes that it is important to preserve flexibility in designing compensation programs. Accordingly, HP has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While HP's stock options are intended to qualify as "performance-based," amounts paid under HP's other compensation programs may not qualify.

Compensation for the Chairman and Chief Executive Officer

        All aspects of Ms. Fiorina's fiscal 2003 compensation were governed by the general principles of HP's Executive Total Rewards program described above. We reviewed Ms. Fiorina's Total Rewards package and made an overall assessment of her performance during our March 2003 meeting. Also at the March 2003 meeting, we made adjustments to the individual components of Ms. Fiorina's Total Rewards package in order to realign her compensation in accordance with market and organizational considerations.

Competitive Forces

        During fiscal 2003, we analyzed the total direct compensation for chief executive officers from the survey data we gathered on companies in our industry, and certain general industry companies of our size and complexity. In addition, we reviewed all aspects of Ms. Fiorina's pay as described in the following paragraphs.

Base Pay

        For fiscal 2003, Ms. Fiorina's base pay was $1,241,667, reflecting an increase in base pay from $1,000,000 to $1,400,000 that was approved by the Committee in March 2003.

Short-term Bonus

        Ms. Fiorina's targeted bonus opportunity was 400% of base salary for the first half of fiscal 2003 and was adjusted to 300% of base salary for the second half of fiscal 2003 by the Committee in March 2003.

        HP achieved objectives for the first half of fiscal 2003 that resulted in a payout to Ms. Fiorina of $2,101,650 under the Executive Pay-for-Results Plan. No payout was made to Ms. Fiorina under the Executive Pay-for-Results Plan for the second half of fiscal 2003.

Long-term Incentives

        In March 2003, the Committee reviewed Ms. Fiorina's performance, including her ability to provide the leadership to implement and deliver results on her vision and strategy to re-invent HP. Based on this review, the Committee determined that Ms. Fiorina should be granted a long-term incentive award of fair market value non-qualified stock options to purchase 700,000 shares of HP common stock with a vesting schedule of 25% per year. In addition, the Committee determined, based upon Ms. Fiorina's performance, to grant Ms. Fiorina a long-term incentive cash award with a target value of $5,880,000, payable upon the achievement of certain objectives over a three-year period, as further described under "Long-term Incentive Plans—Awards in Last Fiscal Year" on page 35. In December 2003, the Committee granted Ms. Fiorina 30,000 shares of restricted stock.

Other Compensation Matters:

Retention Bonus

        In September 2001, in connection with the Compaq acquisition, the Committee adopted a retention program that included the payment of retention bonuses to specified key employees. The payment of the retention bonuses was contingent upon completion of the Compaq acquisition. Ms. Fiorina would have been entitled to receive a retention bonus under this program totaling two times the sum of her current salary and target annual bonus (a total of $8.0 million) payable in two equal installments; however, she declined to accept the right to participate in this program.

Under the program, Mr. Wayman, Mr. Zitzner and Mr. Joshi received retention payments of three times base salary plus target bonus in two equal installments, the first installment of which was paid on September 4, 2002, and the second installment of which was paid on September 4, 2003. Mr. Winkler received a retention payment of three times his base salary plus target bonus under a similar retention program adopted by the pre-acquisition Compaq Board, which was also paid in two equal installments in fiscal 2002 and fiscal 2003.

Severance Policy and Program

        In July 2003, the Committee recommended to the Board, and the Board adopted, a severance policy for senior executives that generally provides that HP will seek shareowner approval for future severance agreements with senior executives that provide specified benefits in an amount exceeding 2.99 times such executive's base salary plus target bonus. In October 2003, in accordance with the severance policy, the Committee adopted a severance program for senior executives that provides a lump-sum payment for senior executives upon a qualifying termination, in amounts ranging from one to 2.5 times base salary plus target bonus for such executives. The severance policy and severance program are further described above under "Executive Compensation—Employments Contracts, Termination of Employments and Change-in-Control Arrangements" on page 40.

        The undersigned members of the HR and Compensation Committee have submitted this Report to the Board of Directors.

HR AND COMPENSATION COMMITTEE

Philip M. Condit, Chair
Sam Ginn
Thomas J. Perkins
Lucille S. Salhany

STOCK PERFORMANCE GRAPHS

        The graphs below show the cumulative total shareowner return assuming the investment of $100 on the date specified for each graph (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P 500 Information Technology Index and HP's peer group(1).

FIVE-YEAR CUMULATIVE RETURN*
(Investment of $100 on October 31, 1998)

ONE-YEAR CUMULATIVE RETURN**
(Investment of $100 on October 31, 2002)

*
$100 invested on 10/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.
**
$100 invested on 10/31/02 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.

(1)
The peer group is composed of large companies that we compete with on a worldwide basis as follows: Apple Computer, Inc., Dell Inc., EDS Corporation, EMC Corporation, Gateway, Inc., IBM Corporation, Lexmark International Group Inc., Sun Microsystems, Inc. and Xerox Corporation.

PRINCIPAL AUDITOR FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP as HP's independent auditors for the fiscal year ending October 31, 2004. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued (in millions) by HP for the audit and other services provided by Ernst & Young LLP for fiscal 2003 and 2002.

	2003	2002
Audit Fees(1)	21.3	21.5
Audit-Related Fees(2)	3.0	7.0
Tax Fees(3)	20.6	19.1
All Other Fees(4)	0.4	1.8

Total	45.3	49.4

        The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent auditors and associated fees up to a maximum for any one non-audit service of US$250,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)
For fiscal 2003 and 2002, respectively, tax fees principally included tax compliance fees of $3.9 million and $0.7 million, and tax advice and tax planning fees of $16.7 million and $18.4 million, including expatriate tax services fees of $0.8 million and $0.1 million. Tax fees included $10.7 million and $12.2 million for 2003 and 2002, respectively, for assistance with matters related to the merger of various HP and Compaq corporate entities throughout the world.

(4)
All other fees principally include information system security services.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of HP's internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee manages HP's relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management has primary responsibility for preparing HP's financial statements and HP's financial reporting process. HP's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of HP's audited financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee") and has discussed with the independent auditors the independent auditors' independence.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Patricia C. Dunn, Chair
Lawrence T. Babbio, Jr.
Dr. George A. Keyworth II
Robert E. Knowling, Jr.
Sanford M. Litvack

APPENDIX A

AUDIT COMMITTEE CHARTER

  Hewlett-Packard Company Board of Directors Audit Committee Charter

        I.    Purpose and Authority

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP"):

           (a)  assists the Board in fulfilling its responsibilities for general oversight of: (1) HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, (2) HP's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, (4) the performance of HP's internal audit function and independent auditors, and (5) risk assessment and risk management;

           (b)  prepares the report required by the proxy rules of the Securities and Exchange Commission (the "SEC") to be included in HP's annual proxy statement; and

           (c)  has the additional duties and responsibilities set forth in Section IV below.

        The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties, and the Committee shall receive appropriate funding, as determined by the Committee, from HP for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

        II.    Membership

        The Committee shall consist of at least three directors, each of whom shall be independent under applicable stock exchange listing standards, as determined by the Board. Each member of the Committee must meet the applicable stock exchange financial literacy and expertise requirements. In addition, no Committee member may have participated in the preparation of the financial statements of HP or any of HP's current subsidiaries at any time during the past three years.

        III.    Meeting and Procedures

        The Committee shall convene at least six times each year, with additional meetings called as the Committee deems appropriate. The Committee Chair is responsible for the agenda, including input from management, staff and other Committee and Board members as appropriate. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. The Committee shall meet regularly in separate executive sessions and also in private sessions with management, the internal auditors and the independent auditors to facilitate full communication. The Committee shall be given open access to HP's internal auditors, Board Chairman, HP executives and independent auditors, as well as HP's books, records, facilities and other personnel.

        IV.    Duties and Responsibilities

        The Committee shall:

             1.  Review and reassess annually the adequacy of this charter and submit the charter for approval of the full Board. The Committee also shall conduct an annual self-evaluation of the Committee's performance and processes.

             2.  Appoint, evaluate and compensate the independent auditors, which shall report directly to the Committee, and oversee the rotation of the independent auditors' lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, in accordance with SEC regulations. The Committee shall determine whether to retain or, if appropriate, terminate the independent auditors. The Committee is responsible for recommending the independent auditors for approval by the shareowners, if appropriate.

             3.  Review and approve in advance the scope of the fiscal year's independent audit and the audit fee, establish policies for the independent auditors' activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent auditors that are not otherwise prohibited by law and associated fees, and monitor the usage and fees paid to the independent auditors. The Committee may delegate to the Chair of the Committee the authority, with agreed limits, to pre-approve non-audit services not prohibited by law to be performed by the independent auditors. The Chair shall report any decisions to pre-approve such services to the full Committee at its next meeting.

             4.  Review and discuss with the independent auditors their annual written statement delineating all relationships or services between the independent auditors and HP, or any other relationships or services that may impact their objectivity and independence.

             5.  Set clear hiring policies for employees or former employees of the independent auditors, and monitor compliance with such policies.

             6.  Review with management and the independent auditors:

            (a)   HP's annual audited and quarterly financial statements, including HP's disclosures in "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

            (b)   the results of the independent auditors' audit and the independent auditors' opinion on the annual financial statements;

            (c)   the independent auditors' judgments on the quality, not just the acceptability, and consistent application of HP's accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

            (d)   changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions;

            (e)   the effectiveness and adequacy of HP's internal auditing; and

            (f)    any disagreements between management and the independent auditors, about matters that individually or in the aggregate could be significant to HP's financial statements or the independent auditors' report, and any serious difficulties the independent auditors encountered in dealing with management related to the performance of the audit.

             7.  Recommend to the Board whether the audited financial statements should be included in HP's Annual Report on Form 10-K.

             8.  Discuss earnings press releases, as well as corporate policies with respect to financial information and earnings guidance provided to analysts and ratings agencies.

             9.  At least annually, obtain from and review a report by the independent auditors describing (a) the independent auditors' internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent auditors, and any steps taken to deal with any such issues.

           10.  Review the adequacy and effectiveness of HP's disclosure controls and procedures.

           11.  Review the adequacy and effectiveness of HP's internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent auditors, the internal auditors or management, and any fraud, whether or not material, that involves management or other HP employees who have a significant role in such controls.

           12.  Review the adequacy and effectiveness of HP's information security policies and the internal controls regarding information security.

           13.  Review the overall scope, qualifications, resources, activities, organizational structure and effectiveness of the internal audit function.

           14.  Approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

           15.  Review with management and the Director of Internal Audit the results of their review of compliance with applicable laws and regulations and HP's Standards of Business Conduct and internal audit reports, and review with management the results of its review of compliance with applicable listing standards.

           16.  Assure that procedures are established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by HP's employees of concerns regarding questionable accounting or auditing matters and compliance with the Standards of Business Conduct.

           17.  Receive and, if appropriate, respond to attorneys' reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of US or state law.

           18.  Review significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on HP's financial statements.

           19.  Review the results of significant investigations, examinations or reviews performed by regulatory authorities and management's response.

           20.  Review and approve all "related party transactions," as defined in applicable SEC rules.

           21.  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

           22.  Consider such other matters regarding HP's financial affairs, its controls, and the internal and independent audits of HP as the Committee, in its discretion, may determine to be advisable.

           23.  Report regularly to the Board with respect to the Committee's activities.

APPENDIX B

HR AND COMPENSATION COMMITTEE CHARTER

        I.    Purpose

        The purpose of the HR and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is to discharge the responsibilities of the Board relating to compensation of HP's executives and directors, to produce an annual report on executive compensation for inclusion in HP's proxy statement (in accordance with applicable rules and regulations), to provide general oversight of HP's compensation structure including equity compensation plans and benefits programs, to review and provide guidance on HP's HR programs such as its global workforce programs, talent review and leadership development and best place to work initiatives, and to perform the specific duties and responsibilities set forth herein.

        II.    Membership

        The Committee shall consist of at least three members, consisting entirely of independent directors, and shall designate one member as chairperson. For purposes hereof, an "independent" director is a director who is independent, as determined by the Board, within the meaning of applicable stock exchange listing standards. Additionally, members of the Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. Committee members shall be appointed and may be removed by the Board of Directors upon the recommendation of the Nominating and Governance Committee.

        III.    Meetings and Procedures

        The Committee will meet as often as may be deemed necessary or appropriate, in its judgment, but in no event shall the Committee convene fewer than four times per year. The Committee may meet either in person or telephonically, and at such times and places as the Committee determines. The majority of the members of the Committee shall be present to constitute a quorum for the transaction of HP's business. The Committee shall report regularly to the full Board with respect to its activities. As a matter of practice, the Committee expects to discuss significant matters, as determined by the Committee, with the full Board prior to taking final action on such matters.

        IV.    Outside advisors

        The Committee will have the authority to retain at the expense of HP such outside compensation consultants, counsel, and other experts and advisors as it determines is appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.

        V.    Duties and Responsibilities

          1.  Evaluate Human Resources and Compensation Strategies.  The Committee will oversee and evaluate HP's overall human resources and compensation structure, policies and programs, and assess whether these establish appropriate incentives and leadership development for management and other employees. The Committee will oversee the Company's total rewards program in order to attract and retain key talent and promote HP's best place to work initiative.

          2.  Monitor Leadership Development.  The Committee will review the leadership development process for senior management positions and ensure that appropriate compensation, incentive and other programs are in place in order to promote such development.

B-1

          3.  Set Executive Compensation.  The Committee will review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO") and other executive officers of HP, evaluate the performance of the CEO and other executive officers in light of those goals and objectives and approve their annual compensation levels including salaries, bonuses, stock options, other stock incentive awards and long-term cash incentive awards based on this evaluation. In addition, the Committee may, in its discretion, review and act upon management proposals to designate key employees to receive stock options and stock or other bonuses.

          4.  Approve Employment Agreements.  The Committee will review and approve employment agreements and severance arrangements for the CEO and other executive officers, including change-in-control provisions, plans or agreements.

          5.  External Reporting of Compensation Matters.  The Committee will make an annual report on executive compensation in HP's proxy statement as required by the rules of the U.S. Securities and Exchange Commission ("SEC").

          6.  Oversight of Equity-Based and Incentive Compensation Plans.  The Committee will supervise and administer HP's incentive compensation, stock option, stock appreciation rights, and service award programs and may approve, amend, modify, interpret or ratify the terms of, or terminate, any such plan to the extent that such action does not require stockholder approval; make recommendations to the Board with respect to incentive-compensation plans and equity-based plans as appropriate; provide for accelerated vesting of options, SARs and restricted stock, and determine the post-termination exercise periods for options and SARs, in connection with divestitures or otherwise; and delegate certain of such functions to the extent set forth in Section VI below.

          7.  Oversight of Employee Benefit Plans.  The Committee will monitor the effectiveness of non-equity based benefit plan offerings, in particular benefit plan offerings and perquisites pertaining to executives, and will review and approve any new material employee benefit plan or change to an existing plan that creates a material financial commitment by HP. In its discretion, the Committee may otherwise approve, amend, modify, ratify or interpret the terms of, or terminate, any non-equity based benefit plan or delegate such authority to the extent set forth in Section VI below.

          8.  Monitor Workforce Management Programs.  The Committee will monitor the effectiveness of workforce management programs that are global in scope, including global restructuring programs.

          9.  Set Director Compensation.  The Committee will review the compensation of directors for service on the Board and its committees and recommend to the Board the annual retainer and Chair fees and Board and Committee meeting fees.

          10.  Monitor Director and Executive Stock Ownership.  The Committee will monitor compliance by executive officers and directors with HP's stock ownership guidelines and periodically review such guidelines.

          11.  Perform Annual Evaluation.  The Committee will annually evaluate the performance of the Committee and the adequacy of the Committee's charter.

          12.  General.  The Committee will perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

        VI.    Delegations

        The Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Committee consisting of not less than two members of the Committee. In addition, the Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Committee at any time.

B-2

APPENDIX C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Hewlett-Packard Company Board of Directors Nominating and Governance Committee Charter

        I.    Purpose

        The purpose of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To identify individuals qualified to become Board members, consistent with criteria approved by the Board;

          2.     To oversee the organization of the Board to discharge the Board's duties and responsibilities properly and effectively;

          3.     To ensure that proper attention is given, and effective responses are made, to shareowner concerns regarding corporate governance; and

          4.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership and Procedures

          1.    Membership and Appointment.    The Committee shall consist of such number of members of the Board as shall be determined from time to time by the Board based on recommendations from the Committee, if any. The members of the Committee shall be appointed by the Board upon the recommendation of the Committee.

          2.    Removal.    The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board, which resignation shall be effective at the time such notice is given (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

          3.    Chairperson.    A chairperson of the Committee (the "Chairperson") may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee. The Chairperson shall preside over any executive sessions of non-management or independent directors.

          4.    Secretary.    The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

          5.    Independence.    Each member shall be independent within the meaning of any applicable law or stock exchange listing standard or rule, as determined by the Board.

          6.    Delegation.    The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the

  Committee. Any such subcommittee, to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or stock exchange listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

          7.    Authority to Retain Advisers.    In the course of its duties, the Committee shall have sole authority, at HP's expense, to engage and terminate consultants or search firms, as the Committee deems advisable, to identify Director candidates, including the sole authority to approve the consultant or search firm's fees and other retention terms.

          8.    Evaluation.    The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in the charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

        III.    Meeting and Procedures

        The Committee shall convene at least four times each year. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. The Committee shall report regularly to the full Board with respect to its activities.

        IV.    Roles and Responsibilities

        The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or stock exchange listing standard.

          1.    Board of Directors and Board Committee Composition

            (a)   Annually, the Committee shall assess the size and composition of the Board in light of the operating requirements of HP and existing attitudes and trends.

            (b)   The Committee shall develop membership qualifications for the Board of Directors and all Board committees.

            (c)   The Committee shall monitor compliance with Board and Board committee membership criteria.

            (d)   Annually, the Committee shall review and recommend Directors for continued service as required based on evolving needs of HP and existing attitudes and trends.

            (e)   The Committee shall coordinate and assist management and the Board of Directors in recruiting new members to the Board.

            (f)    Annually, the Committee and the Board shall evaluate the performance of the Chairman of the Board and CEO. To conduct this review, the chairpersons of this Committee and of the HR and Compensation Committee shall gather and consolidate input from all directors in executive session and then, based on the factors set forth in HP's Corporate Governance Guidelines as well as such other factors as are deemed appropriate, such chairpersons shall present the results of the review to the Board and to the Chairman and CEO in a private feedback session.

            (g)   The Committee shall investigate suggestions for candidates for membership on the Board, including shareowner nominations, and shall recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

             2.  The Committee shall identify best practices and develop and recommend corporate governance principles applicable to HP.

             3.  The Committee shall review proposed changes to HP's charter or by-laws, or Board committee charters, and make recommendations to the Board.

             4.  The Committee shall assess periodically and recommend action with respect to shareowner rights plans or other shareowner protections.

             5.  The Committee shall recommend Board committee assignments.

             6.  The Committee shall review and approve any employee director standing for election for outside for-profit boards of directors.

             7.  The Committee shall review governance-related shareowner proposals and recommend Board responses.

             8.  The Chairperson of the Committee shall receive communications directed to non-management directors.

             9.  The Committee shall oversee the evaluation of the Board and management.

           10.  The Committee shall conduct a preliminary review of director independence and the financial literacy and expertise of Audit Committee members in order to assist the Board in its determinations relating to such matters.

           11.  The Committee shall review claims for permissive indemnification under Article VI of HP's bylaws, provided that the Committee may delegate to such employee or employees of HP as it deems appropriate such claims that: (i) are in the ordinary course of business, (ii) do not involve a material financial commitment by HP, and (iii) do not involve executive officers or directors of HP.

APPENDIX D

HEWLETT-PACKARD COMPANY 2004 STOCK INCENTIVE PLAN

        1.    Purposes of the Plan.

        The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareowner's interest and share in the Company's success.

        2.    Definitions.

        As used herein, the following definitions shall apply:

          (a)  "Administrator"  means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

          (b)  "Affiliate"  means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

          (c)  "Applicable Laws"  means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

          (d)  "Award"  means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

          (e)  "Awardee"  means an Employee of the Company or any Affiliate who has been granted an Award under the Plan.

          (f)  "Award Agreement"  means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

          (g)  "Board"  means the Board of Directors of the Company.

          (h)  "Cash Award"  means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

          (i)  "Change in Control"  means any of the following, unless the Administrator provides otherwise:

            i.      any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareowners did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

            ii.     the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary),

            iii.    the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act),

            iv.    the dissolution or liquidation of the Company,

            v.     a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or

            vi.    any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

          (j)  "Code"  means the United States Internal Revenue Code of 1986, as amended.

          (k)  "Committee"  means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the HR and Compensation Committee of the Board.

          (l)  "Common Stock"  means the common stock of the Company.

          (m)  "Company"  means Hewlett-Packard Company, a Delaware corporation, or its successor.

          (n)  "Consultant"  means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

          (o)  "Conversion Award"  has the meaning set forth in Section 4(b)(xi) of the Plan.

          (p)  "Director"  means a member of the Board.

          (q)  "Employee"  means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an "Employee." Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

          (r)  "Exchange Act"  means the United States Securities Exchange Act of 1934, as amended.

          (s)  "Fair Market Value"  means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

          (t)  "Grant Date"  means the date upon which an Award is granted to an Awardee pursuant to this Plan.

          (u)  "Incentive Stock Option"  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v)  "Nonstatutory Stock Option"  means an Option not intended to qualify as an Incentive Stock Option.

          (w)  "Officer"  means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x)  "Option"  means a right granted under Section 8 to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

          (j)  "Participant"  means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

          (y)  "Plan"  means this 2004 Stock Incentive Plan.

          (z)  "Qualifying Performance Criteria"  shall have the meaning set forth in Section 13(b) of the Plan.

          (aa)  "Share"  means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (bb)  "Stock Award"  means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

          (cc)  "Stock Unit"  means a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

          (dd)  "Subsidiary"  means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

          (ee)  "Termination of Employment"  shall mean ceasing to be an Employee. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

          (ff)  "Total and Permanent Disability"  shall have the meaning set forth in Section 22(e)(3) of the Code.

        3.    Stock Subject to the Plan.

          (a)    Aggregate Limits.    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 180,000,000 Shares. Shares subject to Awards that are cancelled, expire or are forfeited shall not be available for re-grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

          (b)    Code Section 162(m) and 422 Limits.    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,500,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 1,500,000 Shares. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 180,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

          (c)    Stock Award Limitation.    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards made under the Plan is 100,000,000 Shares.

          (d)    Discounted Options Limitation.    The maximum aggregate number of Shares underlying Non-Statutory Stock Options with an exercise price of less than Fair Market Value on the Grant Date that may be granted under Section 8(b)(ii) of the Plan is 5,000,000 Shares, subject to the provisions of Section 14 of the Plan.

        4.    Administration Of The Plan.

          (a)    Procedure.

            i.    Multiple Administrative Bodies.    The Plan shall be administered by the Board, a Committee and/or their delegates.

            ii.    Section 162.    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            iii.    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

            iv.    Other Administration.    The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

            v.    Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

            i.      to select the Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

            ii.     to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            iii.    to determine the type of Award to be granted to the selected Employees;

            iii.    to approve forms of Award Agreements for use under the Plan;

            iv.    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

            v.     to correct administrative errors;

            vi.    to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

            vii.   to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

            viii.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

            ix.    to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

            x.     to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

            xi.    to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

            xii.   to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            xiii.  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation,

    (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

            xiv.  to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

            xv.   to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

          (c)    Effect of Administrator's Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        5.    Eligibility.

        Awards may be granted only to Employees of the Company or any of its Affiliates. Awards may not be granted to Directors unless such Directors otherwise qualify as an Employee of the Company or one of its Affiliates.

        6.    Term of Plan.

        The Plan shall become effective upon its approval by shareowners of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareowners of the Company unless terminated earlier under Section 15 of the Plan.

        7.    Term of Award.

        The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half (10 1/2) years in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

        8.    Options.

        The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

          (a)    Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

          (b)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            i.      In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

            ii.     In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 75% of the Fair Market Value per Share on the Grant Date. However, in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

            iii.    Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

          (c)    No Option Repricings.    Other than in connection with a change in the Company's capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without shareowner approval.

          (d)    Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

          (e)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

            i.      cash;

            ii.     check or wire transfer (denominated in U.S. Dollars);

            iii.    subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            iv.    consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

            v.     such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

            vi.    any combination of the foregoing methods of payment.

        9.    Incentive Stock Option Limitations/Terms.

          (a)    Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

          (b)    $100,000 Limitation.    Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

          (c)    Effect of Termination of Employment on Incentive Stock Options.

            i.    Generally.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment other than as a result of circumstances described in Sections 9(c)(ii), (iii) and (iv) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee's Termination of Employment.

            ii.    Disability or Retirement of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's disability or retirement due to age in accordance with the Company's or its Subsidiaries' policies, all outstanding Incentive Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until (A) one (1) year following Awardee's Total and Permanent Disability or (B) three (3) months of Awardee's disability (other than a Total and Permanent Disability) or retirement; provided, however, that in no event shall an Incentive Stock Option be exercisable after the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

            iii.    Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's death, all outstanding Incentive Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) one (1) year following the Awardee's death or (B) the expiration of the term of such Option. If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee's will or the laws of descent or distribution. If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

            iv.    Voluntary Severance Incentive Program.    Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or a Subsidiary approved by the Board or a Committee, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Incentive Stock Options granted to the Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three (3) months following the Awardee's Termination of Employment or (B) the expiration of the term of such Option. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Incentive Stock Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

            v.    Divestiture.    If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Incentive Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time (which shall not be more than three (3) months) to be determined by the

    Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Incentive Stock Option within the time specified, such Option (to the extent not exercised) shall automatically terminate.

            vi.    Work Force Restructuring or Similar Program.    If an Awardee will cease to be an Employee because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Incentive Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time (which shall not be more than three (3) months) to be determined by the Administrator. The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Incentive Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

          (d)    Leave of Absence.    For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, an Awardee's employment with the Company shall be deemed terminated on the ninety-first (91st) day of such leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

          (e)    Transferability.    The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

          (f)    Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

          (g)    Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

        10.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Shareowner.

            i.      Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator provides otherwise: (A) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return, (B) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Awardee's return to active employment status.

            ii.     Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

            iii.    Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareowner shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

            iv.    The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

          (b)    Effect of Termination of Employment on Nonstatutory Stock Options.

            i.    Generally.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment other than as a result of circumstances described in Sections 10(b)(ii), (iii) and (iv) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee's Termination of Employment.

            ii.    Disability or Retirement of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's disability or retirement due to age in accordance with the Company's or its Affiliate's policies, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three (3) years following Awardee's disability or retirement or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

            iii.    Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment as a result of the Awardee's death, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) one (1) year following the Awardee's death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee's will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

            iv.    Voluntary Severance Incentive Program.    Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board or a Committee, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three (3) months following the Awardee's Termination of Employment (or such other period of time as provided for by the Administrator) or (B) the expiration of the term of such Option. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Nonstatutory Stock Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

            v.    Divestiture.    If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

            vi.    Work Force Restructuring or Similar Program.    If an Awardee will cease to be an Employee because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion. If, after Awardee's Termination of Employment, the Participant does not exercise his or her Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

        11.    Stock Awards.

          (a)    Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

          (b)    Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

          (c)    Forfeiture.    Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Employment (other than as provided below in Sections 11(d), (e) and (f)), the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant.

          (d)    Disability or Retirement of Awardee.    Unless otherwise provided for by the Administrator, if an Awardee's Termination of Employment is due to the Awardee's disability or retirement due to age in accordance with the Company's or its Affiliate's policies, all outstanding Stock Awards granted to such Awardee shall continue to vest, provided the following conditions are met:

            i.      The Awardee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the Awardee or a significant (greater than 10%) interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company;

            ii.     The Awardee shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after employment with the Company or any of its Affiliates;

            iii.    The Awardee shall disclose promptly and assign to the Company or one of its Affiliates, as appropriate, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company or any of its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its Affiliates and shall do anything reasonably necessary to enable the Company or one of its Affiliates, as appropriate, to secure a patent where appropriate in the United States and in foreign countries; and

            iv.    An Awardee retiring due to age shall render, as a Consultant and not as an Employee, such advisory or consultative services to the Company as shall be reasonably requested in writing from time to time by the Administrator, consistent with the state of the retired Awardee's health and any employment or other activities in which such Awardee may be engaged. For purposes of this Plan, the Awardee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services.

          (e)    Death of Awardee.    Unless otherwise provided for by the Administrator, if an Awardee's Termination of Employment is due to his or her death, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The vested portion of the Stock Award shall be delivered to the Participant (if no longer held by the Awardee), the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee's will or the laws of descent or distribution.

          (f)    Voluntary Severance Incentive Program.    Upon an Awardee's Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Administrator, then unless provided otherwise pursuant to the terms of such voluntary severance incentive program, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement).

          (g)    Divestiture.    If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion.

          (h)    Work Force Restructuring or Similar Program.    If an Awardee will cease to be an Employee because of a work force restructuring by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion.

          (i)    Rights as a Shareowner.    Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareowner and shall be a shareowner only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual shareowner.

        12.    Cash Awards.

        Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

          (a)    Cash Award.    Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as an Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed U.S. $15,000,000.

          (b)    Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under an Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

          (c)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

          (d)    Termination of Employment.    The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, (v) participation in a work force restructuring or (vi) otherwise shall have on any Cash Award.

        13.    Other Provisions Applicable to Awards.

          (a)    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee's family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

          (b)    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareowners' equity; (vii) total shareowner return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareowners for the applicable year.

          (c)    Certification.    Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

          (d)    Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

        14.    Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the shareowners of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

          (c)    Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

        15.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareowners of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareowners of the Company, no such amendment shall be made that would:

            i.      materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

            ii.     reduce the minimum exercise price for Options granted under the Plan;

            iii.    reduce the exercise price of outstanding Options; or

            iv.    change the class of persons eligible to receive Awards under the Plan.

          (b)    Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

          (c)    Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareowners of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        16.    Designation of Beneficiary.

          (a)   An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Hewlett-Packard Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

          (b)   Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

        17.    No Right to Awards or to Employment.

        No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

        18.    Legal Compliance.

        Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        19.    Inability to Obtain Authority.

        To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.    Reservation of Shares.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        21.    Notice.

        Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

        22.    Governing Law; Interpretation of Plan and Awards.

          (a)   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

          (b)   In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

          (c)   The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

          (d)   The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

          (e)   All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

          (f)    Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

        23.    Limitation on Liability.

        The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

          (a)    The Non-Issuance of Shares.    The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b)    Tax Consequences.    Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

        24.    Unfunded Plan.

        Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m.	Meeting begins: 2:00 p.m.
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HP shareowners, including joint holders, as of the close of business on January 20, 2004 are entitled to attend the annual meeting on March 17, 2004

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All shareowners and their proxies should be prepared to present photo identification for admission to the meeting

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If you are a record holder or a participant in the HP 401(k) Plan or the Share Ownership Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the annual meeting

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If you are a street name holder (i.e., you hold your shares through a broker or nominee) you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 20, 2004, a copy of your voting instruction card or other similar evidence of ownership

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Persons acting as proxies must bring a valid proxy from a record holder as of the close of business on January 20, 2004

•
Failure to present identification or otherwise comply with the above procedures upon request will result in exclusion from the annual meeting

•
Please allow ample time for check-in

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For directions, please contact:

THE GEORGE R. BROWN CONVENTION CENTER
1001 AVENIDA DE LAS AMERICAS
HOUSTON, TEXAS 77010
(713) 853-8000

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION
CARD FOR THE ANNUAL MEETING TODAY

5982-3027EN

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Shareowners.

PLEASE REVIEW THE 2004 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 610-889-0503. Please follow the simple instructions.

OR

2.
Vote by Internet—Access https://www.proxyvotenow.com/hpq, and follow the simple instructions. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED
V	V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of directors	FOR	WITHHOLD
	01-L.T. Babbio, Jr., 02-P.C. Dunn, 03-C.S. Fiorina, 04-R.A. Hackborn, 05-G.A. Keyworth II, 06-R.E. Knowling, Jr., 07-S.M. Litvack, 08-R.L. Ryan, 09-L.S. Salhany	☐	☐
Instruction: To withhold authority for individual nominee(s), print name(s):

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify Ernst & Young LLP as Hewlett-Packard Company's independent auditors for the fiscal year ending October 31, 2004	☐	☐	☐
3.	Approval of the Hewlett-Packard Company 2004 Stock Incentive Plan	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.
		FOR	AGAINST	ABSTAIN
4.	Shareowner proposal entitled "Stock Option Expensing Proposal"	☐	☐	☐
☐	Address change (mark below)
Signature
Signature
Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

HEWLETT-PACKARD COMPANY

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED
V	V

HEWLETT-PACKARD COMPANY

ANNUAL MEETING OF SHAREOWNERS—MARCH 17, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Carleton S. Fiorina and Ann O. Baskins, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 20, 2004, at the Annual Meeting of Shareowners to be held at the George R. Brown Convention Center, Houston, Texas, at 2:00 p.m., local time, on Wednesday, March 17, 2004, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareowners or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareowner. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in Item 1, for Items 2 and 3, and against Item 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareowners or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company or a current or former subsidiary, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 14, 2004 in the manner described herein. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

QuickLinks

2004 ANNUAL MEETING OF SHAREOWNERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 APPROVAL OF THE HEWLETT-PACKARD COMPANY 2004 STOCK INCENTIVE PLAN
PROPOSAL NO. 4 SHAREOWNER PROPOSAL
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
PENSION PLAN
Estimated Annual Retirement Benefits(1)(2)
REPORT OF THE HR AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPHS
PRINCIPAL AUDITOR FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX A AUDIT COMMITTEE CHARTER
APPENDIX B HR AND COMPENSATION COMMITTEE CHARTER
APPENDIX C NOMINATING AND GOVERNANCE COMMITTEE CHARTER
APPENDIX D HEWLETT-PACKARD COMPANY 2004 STOCK INCENTIVE PLAN